Exhibit 10.9

CURTISS-WRIGHT ELECTRO-MECHANICAL CORPORATION
SAVINGS PLAN

Effective as of
January 1, 2010

i

INTRODUCTION

Curtiss-Wright Corporation (the “Company”) established the Curtiss-Wright Electro-Mechanical Corporation Savings Plan (the “Plan”) effective as of January 1, 2004 (“the Effective Date”), to provide retirement benefits for eligible employees of Curtiss-Wright Electro-Mechanical Systems (“EMS”), a wholly owned subsidiary of Curtiss-Wright Flow Control Corporation. The operations at which the employees initially eligible to participate in the Plan are employed are referred to herein as the Electro-Mechanical Corporation (also referred to as “EMS”) operations.

Curtiss-Wright Electro-Mechanical Corporation acquired the operations that comprise the Electro-Mechanical Division (“EMD”) from Westinghouse Government Services Company LLC. (“WGSC”), a subsidiary of Washington Group International, Inc. (“WGI”), in a transaction that was effective as of October 29, 2002 (“the Acquisition Date”).

Prior to the acquisition of EMD by Curtiss-Wright Electro-Mechanical Corporation, eligible employees at EMD participated in the Westinghouse Government Services Group Savings Plan (“the Predecessor Plan”), a plan that was maintained by WGSC, that was qualified under section 401(a) of the Code and that included a qualified cash or deferred arrangement, within the meaning of section 401(k) of the Code. For the period between the Acquisition Date and December 31, 2003, eligible employees at EMD continued to participate in the Predecessor Plan pursuant to a Transition Services Agreement between Curtiss-Wright Electro-Mechanical Corporation and WGI. In accordance with an agreement between Curtiss-Wright Electro-Mechanical Corporation and WGSC, accounts maintained under the Predecessor Plan, for individuals who were identified as “Employees” in Section 3.15(a) of the Asset Purchase Agreement dated October 25, 2002 between WGSC and Curtiss-Wright Electro-Mechanical Corporation relating to the purchase of certain assets related to WGSC’s Electro-Mechanical Division and who commenced employment with the Employer or an Affiliated Entity in connection with such agreement, and accounts maintained under the Predecessor Plan for individuals who became employees of EMD during the period between the Acquisition Date and the Effective Date, were transferred to the Plan in a transaction that complied with section 414(l) of the Code, and that was effective as of the Effective Date.

The provisions of the Plan, as set forth herein, are intended to apply to participants who were employed at EMD on or after the Acquisition Date and to such other groups of employees as may be included in the Plan pursuant to Sec. XIV.2(b).

The Plan has since been amended from time to time to maintain compliance with applicable law and regulations and for other purposes. This Amendment and Restatement of the Plan as of January 1, 2010 incorporates amendments heretofore made to the Plan.

Intent and Construction:

The Plan is intended to comply with the qualification requirements of sections 401(a) and 401(k) of the Code and applicable regulations and rulings thereunder, and shall be construed in accordance with such intention.

The Plan is conditioned upon and subject to obtaining such approval of the Commissioner of Internal Revenue as may be necessary to establish the deductibility for income tax purposes of any and all contributions hereunder, other than Employee contributions.

ARTICLE I - DEFINITIONS

For purposes of the Plan, masculine pronouns include both men and women unless the context indicates otherwise. The following words and phrases shall have the meanings set forth below:

1.

“Accounts” shall mean the After-Tax Account, Pre-Tax Account, Catch-Up Contribution Account Roth Contribution Account, Employer Match Contribution Account, Rollover Account, Pension Rollover Account, Additional Contribution Account, and Top-Heavy Contribution Account.

2.

“Actual Contribution Ratio (ACR)” shall mean, with respect to any Participant, a fraction, the numerator of which equals the Employer Match Contributions and After-Tax Contributions paid to the Trust for the Plan Year on behalf of such Participant, and the denominator of which equals the Participant’s Compensation for the Plan Year. Notwithstanding the preceding sentence, for all Plan Years after the first plan year (as that term is defined in IRS Notice 98-1), with respect to a Participant who is a Non-Highly Compensated Employee, “for the prior Plan Year” shall be substituted for “for the Plan Year” in the preceding sentence.

3.

“Actual Deferral Ratio (ADR)” shall mean, with respect to any Participant, a fraction, the numerator of which equals the Pre-Tax Contributions paid to the Trust for the Plan Year on behalf of such Participant, and the denominator of which equals the Participant’s Compensation for the Plan Year. Notwithstanding the preceding sentence, for all Plan Years after the first plan year (as that term is defined in IRS Notice 98-1), with respect to a Participant who is a Non-Highly Compensated Employee, “for the prior Plan Year” shall be substituted for “for the Plan Year” in the preceding sentence.

4.

“Additional Contribution” shall mean a qualified matching contribution as defined in and/or a qualified non-elective contribution as defined in section 1.401(k)-6 of the Treasury regulations which imposes the immediate forfeiture requirement and distribution restrictions that are applicable to amounts allocable to a Participant’s Pre-Tax Account.

5.	“Additional Contribution Account” shall mean an account established and maintained on behalf of an Employee to which his Additional Contributions are allocated.

6.

“Administrative Committee” shall mean the person(s) appointed by the Company to act on behalf of the Company as the sponsor and “named fiduciary” (within the meaning of section 402(a)(2) of ERISA), as appropriate, with respect to Plan administrative matters. When performing any activity or exercising any authority under the provisions of the Plan, the Administrative Committee shall be deemed to act solely on behalf of the Company, and not in an individual capacity.

7.	“Affiliated Entity” shall mean a subsidiary which is at least 50% owned by the Company or a partnership or joint venture in which the Company is at least a 50%

owner that has not been designated as an Employer. The term Affiliated Entity shall include all entities in the Controlled Group of each Employer.

8.

“After-Tax Account” shall mean all After-Tax Contributions made to the Plan by the Participant, with earnings thereon, and shall also include any similar contributions (including earnings thereon) transferred to the Plan from another qualified retirement plan.

9.

“After-Tax Contribution” shall mean a contribution to the Plan deducted from a Participant’s Compensation on an after-tax basis in accordance with the Participant’s election made under Article III.1.a.

10.	“Alternate Payee” shall mean the recipient or recipients of payments made pursuant to a Qualified Domestic Relations Order.

11.

“Annual Addition” shall mean the total for the Limitation Year of the items listed below allocated to the account of an Employee under all defined contribution plans sponsored by the Employer or the Employer’s Controlled Group (except that, for the purpose of this definition, “more than 50%” shall be substituted for “80%” each place it appears in section 1563(a)(1) of the Code):

	a.	employer contributions;

	b.	forfeitures;

	c.	employee contributions (other than rollovers); and

	d.	amounts described in section 415(l)(1) or 419A(d)(2) of the Code.

12.	“Beneficiary” shall mean the person, or persons or entity named by a Participant by written designation to receive benefits in the event of the Participant’s death as described in Article X.

13.	“Board” shall mean the Board of Directors of the Company.

14.

“Calendar Month” shall mean, with respect to Employees paid on a weekly basis, the number of weekly payroll periods included by an Employer in a particular calendar month for accounting purposes and, with respect to Employees paid on a monthly basis, the particular calendar month.

15.	“Casual Employee” shall mean a person who is hired either:

	a.	For a predetermined limited period of time usually not to exceed 3 months, or

	b.	For the purpose of completing a specific task that is anticipated not to exceed 5 months and for whom the Employer has no expectation of continued employment beyond the completion of that task.

The determination of who is a Casual Employee shall be made on a uniform and nondiscriminatory basis.

16.	“Catch-Up Contribution” shall mean a contribution to the Plan deducted from a Participant’s Compensation on a pre-tax basis in accordance with the Participant’s election made under Article III.I.b.

17.	“Catch-Up Contribution Account” shall mean all Catch-Up Contributions made to the Plan by the Participant, with earnings thereon.

18.	“Code” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

19.

“Company” shall mean Curtiss-Wright Corporation, as it relates to Employees of Curtiss-Wright Electro-Mechanical Corporation and all companies that adopt this Plan, a corporation organized under the laws of the State of Delaware.

20.

‘‘Compensation” shall mean wages within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement on Form W-2 under sections 6041(d), 6051(a)(3) and 6052 of the Code, and amounts contributed by the Employer pursuant to a salary reduction agreement that are not includible in the gross income of the Employee under sections 125, 402(e)(3), 402(h) or 132(f) of the Code. Effective January 1, 2009, Compensation shall also include “differential wage payments” pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008.

Notwithstanding the preceding sentence, the term Compensation shall not include:

	a.	reimbursements or other expense allowances;

	b.	fringe benefits (cash or noncash);

	c.	moving expenses;

	d.	deferred compensation;

	e.	welfare benefits;

	f.	any suggestion award or other non-performance-related awards (other than retention bonuses or other bonuses);

g.

any awards made under a corporate incentive program, such as gainsharing, goalshare, or all employee variable pay programs, etc., unless (i) the Administrative Committee determines that such awards shall constitute Compensation under the Plan, and (ii) the Employer communicates the inclusion of such awards in Compensation to all affected Participants prior to the effective date of such inclusion. If the Administrative Committee communicates the inclusion of gain-sharing awards in Compensation pursuant to (ii) in the preceding sentence, Compensation under the Plan shall be deemed to include such awards beginning on the effective date of such inclusion and for all succeeding periods, unless and until the Employer again communicates that Compensation shall not include such awards.

In no event shall the term Compensation include any annual incentive award under a management incentive program, if paid to a Highly Compensated Employee.

The annual Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

In addition, the Compensation taken into account under this Plan, when added to compensation previously earned during a Plan Year from an Affiliated Entity or an Excluded Unit shall not exceed the limit described in the preceding paragraph in effect for such Plan Year.

21.	“Controlled Group” means with respect to an Employer:

a.

any corporation which is a member of a controlled group of corporations within the meaning of section 1563(a) of the Code, determined without regard to sections 1563(a)(4) and (e)(3)(C), including the Employer;

	b.	any trade or business under common control with such Employer, within the meaning of section 414(c) of the Code;

	c.	any employer which is included with such Employer in an affiliated service group, within the meaning of section 414(m) of the Code; or

	d.	any other entity required to be aggregated with the Employer pursuant to regulations under section 414(o) of the Code.

For purposes of Appendix A, “more than 50%” shall be substituted for “80%” each place it appears in section 1563(a)(1) of the Code or section 1.414(c)-2 of the Treasury regulations.

22.	“Covered Participant” means any eligible Employee who is covered by the Automatic Contribution Arrangement under Article III.1.c

23.

“Dollar Limit” shall mean the dollar limitation on Pre-Tax Contributions under section 402(g) of the Code in effect for a calendar year. The Dollar Limit on Pre-Tax Contributions made on a Participant’s behalf with respect to any calendar year beginning after December 31, 2009 shall be $16,500 (or such higher dollar limit as may be in effect with respect to such year in accordance with Section 402(g)(4) of the Code).

24.	“Eligibility Service” shall mean service taken into account to determine a Participant’s vested status and shall be determined as follows:

	a.	For all Employees:

(1)

Subject to the qualifications and limitations stated below in subsection a(2), Eligibility Service means all periods of service as an Employee with the Employer for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties, and time spent on any of the following:

		(i)	furlough;

		(ii)	disability up to a maximum continuous period of 2 years;

		(iii)	leaves of absence (other than military leaves and leaves for personal reasons including educational leaves) up to a maximum of 2 years;

		(iv)	military leaves of absence up to a maximum equal to that period of time during which reemployment is required under applicable Federal statutes; or

		(v)	layoffs up to a continuous period of one year.

If while an Employee is on disability leave of absence under subsection a(1)(ii) above he is laid off, he shall begin to accrue service only under subsection a(1)(v) above from that time and shall continue to be credited with Eligibility Service under subsection a(1)(v) for up to 1 year, but in no event shall the combined service in such situation under subsections a.1(ii) and a.1(v) exceed 2 years.

Eligibility Service shall be expressed in whole years and fractions thereof. Any fraction of a year shall be expressed as a decimal ratio of actual calendar days of service to the number of days in that year.

(2)

If the Employee is absent from service for any reason which does not otherwise qualify him for Eligibility Service under the Plan, and such absence is not due to quit, discharge, release, retirement or death, he shall receive Eligibility Service of up to 1 year for any continuous period of absence.

If the Employee is separated from service by reason of a quit, discharge, release or retirement, and then is reemployed within 12 months of the date he was separated, the Employee’s Eligibility Service shall include the period between the date he was separated and the date he was reemployed.

Notwithstanding the provisions of the previous two paragraphs, if the Employee is separated from service by reason of a quit, discharge, release or retirement during an absence from service of 12 months or less for any reason other than a quit, discharge, release or retirement and then is reemployed within 12 months of the date on which he was first absent from service, the Employee’s Eligibility Service shall include the period between his last day worked and the date he returns to work.

b.	For an individual who is identified as an “Employee” in Section 3.15(a) of the Asset Purchase Agreement dated October 25, 2002 between WGSC and

Curtiss-Wright Electro-Mechanical Corporation relating to the purchase of certain assets related to WGSC’s Electro-Mechanical Division and who commences employment with the Employer or an Affiliated Entity in connection with such agreement (“a WGSC Transferee”) (and individuals who would have been identified as such “Employees” except that they had previously retired or terminated from employment), Eligibility Service shall include any Eligibility Service credited under the Westinghouse Government Services Group Savings Plan for periods prior to transfer of employment pursuant to the agreement.

c.

For an individual who is identified as an “Employee” in Section 4.1.20 of the Share Purchase Agreement dated July 31, 2007 between Benshaw, Inc. and Curtiss-Wright Electro-Mechanical Corporation relating to its purchase of Benshaw Inc. and who commences employment with the Employer or an Affiliated Entity in connection with such agreement (and individuals who would have been identified as such “Employees” except that they had previously retired or terminated from employment), Eligibility Service shall include any Eligibility Service credited under the Benshaw 401(k) Plan for periods prior to transfer of employment pursuant to the agreement.

25.

“Employee” shall mean a person who is either not represented or who is employed in a unit represented by a labor organization or other representative which is recognized by an Employer as the representative of such unit for the purpose of collective bargaining and has entered into a written agreement with an Employer providing for participation in the Plan by the Employees in such unit, provided:

	a.	Such person is in the regular service of an Employer and is neither employed in an Excluded Unit, nor a leased employee (as defined in section 414(n)(2) of the Code); or

b.

Such person is a citizen of the United States or a resident alien (as defined in section 7701(b) of the Code) who is an Employee of either a domestic subsidiary (as defined in section 407 of the Code) or of a foreign subsidiary as to which an Employer has entered into an agreement under section 3121(l) of the Code and with respect to whom contributions under a funded plan of deferred compensation (whether or not described in sections 401(a), 403(a) or 405(a) of the Code) are not provided by any person or company other than the Employer with respect to the remuneration paid to the citizen or resident alien by the domestic or foreign subsidiary.

For purposes of subsection (a), the term “leased employee” means any person (other than a common law employee of the Employer) who, pursuant to an agreement between the Employer and any other person (“leasing organization”), has performed services for the Employer or any related persons determined in accordance with Section 414(n)(6) of the Code on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction of or control by the Employer. In the case of any person who is a Leased Employee before or after a period of service as an Employee, the entire period during which he has performed services as a Leased Employee shall be counted as service as an Employee for all purposes of the Plan, except that he shall not, by reason of that status, become a Participant in the Plan.

26.	“Employer” means (a) the Company or (b) an at least 50%-owned subsidiary of the Company

27.

“Employer Match Contribution Account” shall mean all Employer Match Contributions made to the Plan by the Employer, with earnings thereon, and shall also include any similar contributions (including earnings thereon) transferred to the Plan from another qualified retirement plan.

28.	“Employer Match Contribution” shall mean a contribution made by the Employer pursuant to Article III.2.

29.	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

30.

“Excluded Unit” means any group, or other organizational unit, of employees of the Company, other than (a) the operations denominated as the Electro-Mechanical Division operations of Curtiss-Wright Flow Control Corporation, a wholly owned subsidiary of the Company, which operations were acquired by Curtiss-Wright Electro-Mechanical Corporation, a wholly owned subsidiary of Curtiss-Wright Flow Control Corporation and (b) any group or unit that has been designated by the Administrative Committee as eligible to participate in this Plan.

31.	“Fixed Income Fund” shall mean an Investment Fund designed to preserve capital and to provide a relatively stable and predictable rate of interest.

32.	“Highly Compensated Employee” means any Employee who:

(1) was a 5% owner, as defined in section 416(b)(1)(B)(i) of the Code at any time during the year or the preceding year, or

(2)

for the preceding year had compensation from the Company or a Controlled Group member in excess of $80,000. The $80,000 amount is adjusted at the same time and in the same manner as under section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996.

For purposes of determining which Employees shall be deemed Highly Compensated Employees, the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year.

A Highly Compensated Former Employee is determined based on the rules applicable to determining Highly Compensated Employee status for the determination year in which the Employee separated from service, in accordance with section 1.414(q)-1T, Q&A-4 of the Treasury regulations and IRS Notice 97-75.

33.

“Investment Fund” shall mean an investment option, selected by the Administrative Committee, under Article IV.1 of the Plan, to which Participants may direct investment of amounts in their Accounts. Investment Funds may include the Fixed Income Fund, the Mutual Funds, and any other investment option selected by the Administrative Committee.

34.

“Investment Manager” shall mean a fiduciary appointed by the Administrative Committee to manage the investment of any portion of the assets of the Plan. Each Investment Manager shall either (a) satisfy the conditions to be an “Investment Manager,” as described by section 3(38) of ERISA, or (b) be a “named fiduciary” of the Plan.

35.

“Layoff” shall mean the termination of the employment of an Employee with an Employer or Affiliated Entity through no fault of the Employee for lack of work for reasons associated with the business where the Employer or Affiliated Entity determines there is a reasonable expectation of recall within one year.

Notwithstanding the foregoing, a person who would otherwise be considered to be on Layoff may take certain actions which would result in the severance of his relationship with the Employer. At the time such action is taken, that person shall become a voluntary quit and shall no longer be considered on Layoff.

36.	“Limitation Year” shall mean the Plan Year.

37.

“Mutual Fund” shall mean an open-end investment company registered under the Investment Company Act of 1940 that is selected by the Administrative Committee as an Investment Fund under Article IV.1 of the Plan.

38.	“Non-Highly Compensated Employee” shall mean any Employee who is not a Highly Compensated Employee.

39.	“Non-Vested Participant” shall mean an Active Participant who does not have a nonforfeitable right to 100% of his Employer Match Contribution Account.

40.

“Normal Retirement Date” shall mean the first of the month following the later of the month during which the Participant’s 65th birthday occurs or the month during which the Participant completes 5 years of Eligibility Service. With respect to Benshaw Employees as identified in paragraph 1(24)(c), “Normal Retirement Date “ shall mean the first of the month following the later of the month during which the Participant’s 65th birthday occurs.

41.	“NYSE” shall mean the New York Stock Exchange.

42.	“Participant” shall mean any person who has an Account in the Plan.

43.

“Pension Rollover Account” shall mean all amounts attributable to after-tax employee contributions transferred to the Plan pursuant to Article IV.4 from the Curtiss-Wright Electro-Mechanical Division Pension Plan, with earnings thereon.

44.

“Plan” shall mean the Curtiss-Wright Electro-Mechanical Corporation Savings Plan as set forth in this document or as amended from time to time, which is intended to be qualified under section 401(a) and section 401(k) of the Code.

45.	“Plan Administrator” shall mean the Company the party delegated to serve as the Plan Administrator in accordance with Article XIV.3.

46.	“Plan Year” shall mean the calendar year.

47.

“Pre-Tax Account” shall mean all Pre-Tax Contributions made to the Plan by the Participants, with earnings thereon, and shall also include any similar contributions (including earnings thereon) transferred to the Plan from another qualified retirement plan. Pre-Tax Accounts are subject to the distribution restrictions set out in section 401(k)(2) of the Code and 1.401(k)-1(d)(1) of the Treasury regulations (which regulations permit distributions only after one of the following events: (i) an employee’s death, disability, or severance from employment; (ii) the termination of a plan without establishment or maintenance of another defined contribution plan other than an ESOP or SEP (but only with respect to lump sum distributions); and (iii) an employee’s attainment of age 59½ or hardship (but only with respect to a profit-sharing or stock bonus plan).

48.	“Pre-Tax Contribution” shall mean a contribution to the Plan deducted from a Participant’s Compensation on a pre-tax basis in accordance with the Participant’s election made under Article III.1.a.

49.

Automatic Pre-Tax Contribution” shall mean a contribution to the Plan deducted from a Covered Participant’s Compensation on a pre-tax basis in accordance with the Automatic Contribution Arrangement under Article III.1.c.

50.	“Qualified Domestic Relations Order” or “QDRO” shall mean a court order as defined in section 414(p) of the Code.

51.

“Retired Participant” shall mean a Participant who is no longer an Employee and who has retired under an Employer pension plan. This term does not refer to a Participant who has terminated with a right to a vested pension under an Employer pension plan.

52.

“Rollover Account” shall mean all amounts transferred to the Plan pursuant to Article IV.4 as a Rollover Distribution from a qualified defined contribution or defined benefit plan or a distribution from an individual retirement account (as described in section 408(d)(3)(A) of the Code), and earnings thereon, and all amounts, other than after-tax employee contributions, transferred to the Plan pursuant to Article IV.4 from the Curtiss-Wright Electro-Mechanical Division Pension Plan.

53.	“Rollover Distribution” shall mean one or more distributions which, under section 402 of the Code, are eligible for rollover to this Plan.

54.	“Roth Contribution Account” shall mean an account established and maintained on behalf of an Employee to which his Roth Contributions are allocated.

55

“Roth Contribution” shall mean amounts contributed pursuant to Article III.1.d.(a) designated irrevocably by the Employee at the time the election is made as a Roth Contribution that is being made in lieu of all or a portion of the Pre-Tax Contributions the Participant is otherwise eligible to make under the Plan; and (b) treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made an election.

56.	“Self-Managed Account” shall mean an Investment Fund designed to allow Participants to select from among a variety of investment alternatives.

57.	“Surviving Spouse” shall mean the spouse of a Participant on the date of his death.

58.

“Terminated Participant” shall mean a Participant (not including a Participant who has been on Layoff for 12 months or less or is employed at an Affiliated Entity or employed in an Excluded Unit) who is no longer an Employee and is not a Retired Participant. A Participant who is not a Retired Participant, but has incurred a severance from employment shall be deemed a Terminated Participant.

59.	“Top-Heavy Contribution” shall mean a contribution made by the Employer pursuant to Appendix B of the Plan.

60.	“Top-Heavy Contribution Account” shall mean an account established and maintained on behalf of a Participant to which his Top-Heavy Contributions, if any, are allocated.

61.

“Totally Disabled Participant” shall mean a Participant who at the time he stops accruing Eligibility Service is not able, because of injury or sickness, to engage in any gainful occupation for which he is reasonably fitted by education, training or experience provided he has completed at least 10 years of Eligibility Service.

62.	“Trading Day” shall mean any day on which the NYSE is open for business. A Trading Day ends when the NYSE closes for business on such day.

63.	“Trust” shall mean the Curtiss-Wright Electro-Mechanical Corporation Savings Plan Trust established pursuant to the Plan.

64.	“Trustee” shall mean the trustee(s) from time to time in office pursuant to appointments made in accordance with the Plan.

65.	“Unit” shall mean the equitable share interest of a Participant within an Investment Fund other than a Self-Managed Account.

66.	“Valuation Date” shall mean any Trading Day.

67.	“Vested Participant” shall mean a Participant who has a nonforfeitable right to 100% of his Employer Match Contribution Account under the requirements of Article VI.

ARTICLE II - ELIGIBILITY AND PARTICIPATION

1.

Any Employee shall be eligible to participate in the Plan immediately upon employment by an Employer. To participate an Employee must apply in accordance with procedures established by the Plan Administrator, subject to Article II.2 and Article II.3 below.

2

Notwithstanding any other provision of the Plan, any Employee whose date of hire, rehire or acquisition is on or after January 1, 2009 and who has not affirmatively elected to become a Participant (or affirmatively declined to become a Participant) shall become a Covered Participant as of the date that is on or about 45 days after his or her date of hire, rehire, or acquisition.

3.

Notwithstanding any other provision of the Plan, any Employee whose date of hire, rehire or acquisition is before January 1, 2009 and who has not affirmatively elected to become a Participant (or affirmatively declined to become a Participant) shall become a Covered Participant as of the date that is on or about 45 days after January 1, 2010.

4.

If a Participant transfers employment from an Employer to an Affiliated Entity, an Excluded Unit, he shall remain a Participant for all purposes of the Plan, except that he shall not be eligible to contribute and no Employer Match Contributions shall be made on his behalf for the period of time he is employed by the Affiliated Entity, Excluded Unit.

5.

Subject to the provisions of Article II.2 or Article II.3, if a Retired Participant or a Terminated Participant is rehired as an Employee, he may immediately participate in the Plan, and any previous Eligibility Service shall be restored.

6.	A Participant shall no longer be eligible to contribute to the Plan upon the earlier of the following:

	a.	The date the Participant ceases to be an Employee; or

	b.	The effective date of complete termination of the Plan under Article XII.

ARTICLE III - CONTRIBUTIONS

1.	Participant Contributions.

	a.	After-Tax Contributions and Pre-Tax Contributions:

A Participant may elect to save at a rate of 2% to 20% of his Compensation, in increments of 0.5%, on an after-tax basis, a pre-tax basis or a combination thereof.

Contributions to the Plan on an after-tax basis as After-Tax Contributions shall be deducted from the Participant’s Compensation and shall be allocated to the Participant’s After-Tax Account. Contributions to the Plan on a pre-tax basis as Pre-Tax Contributions shall be based on a Participant’s agreement to reduce his Compensation and to have the amount by which his Compensation is so reduced contributed to the Plan by the Employer, and shall be allocated to the Participant’s Pre-Tax Account, provide, however, that a Participant’s Pre-Tax Contributions for a Plan Year shall not exceed the Dollar Limit.

Each Participant shall make such election with the Plan Administrator, in accordance with reasonable procedures established by the Plan Administrator, specifying the portion of his Compensation that is to be contributed to the Plan as After-Tax and/or Pre-Tax Contributions. The election of the Participant shall remain in effect until a new election from that Participant is received by the Plan Administrator.

For an individual who was a participant in the WGSG Plan and who is an Employee of an Employer as of the Effective Date (“a WGSC Plan Transferee”), the most recent contribution election under the WGSGS Plan shall remain in effect under this Plan until changed by the Participant.

	b.	Catch-Up Contributions:

(1)

A Participant who satisfies the requirements of Article III.1.b(2) for a Plan Year shall be eligible to elect, in accordance with Article III.1.b(3), to reduce his Compensation and to have the amount by which his Compensation is so reduced contributed to the Plan by his Employer as a Catch-up Contribution, provided, however, that such Catch-up Contributions shall be subject to the conditions set forth in Article III.1.b(4),(5),(6).

(2) A Participant satisfies the requirements of this subsection for a Plan Year if his 50th birthday is coincident with or prior to the last day of the Plan Year.

(3) A Participant described in subsection (b) may elect to make Catch-up Contributions in the amount of 1% to 20% of Compensation for each payroll period during which such election remains in effect.
(4)

Catch-Up Contributions made on a Participant’s behalf with respect to any calendar year beginning after December 31, 2009 shall limited to $5,500, as adjusted in accordance with section 414(v)(2)(C) of the Code. In no event shall the Participant’s Catch-Up Contributions for a

Plan Year exceed the excess of his Pre-Tax Contributions for such Plan Year over his Compensation for such Plan Year.

	(5)	If, as of the end of a Plan Year in which a Participant has made Catch-up Contributions in accordance with Article III.1.b(3), it is determined that:

(i) the amount of his Pre-Tax Contributions for such Plan Year is less than the Dollar Limit in effect for such Plan Year, and

(ii) the amount of his Pre-Tax Contributions is less than the excess of 20% of his Compensation over the amount of his After-Tax Contributions,

then the amount deemed to have been contributed as a Catch-up Contribution shall be reduced by the lesser of the (A) the excess of the Dollar Limit over the amount of his Pre-Tax Contributions or (B) the excess of 25% of his Compensation over the sum of his Pre-Tax Contributions and his After-Tax Contributions, and the amount by which his Catch-up Contributions are so reduced shall be recharacterized as a Pre-Tax Contribution for such Plan Year, for all purposes of Article III.

	(6)	The provisions of this subsection shall be subject to the requirements of section 414(v) of the Code and Regulations thereunder.

c.	Automatic Contribution Arrangement

(1)

Automatic Pre-Tax Contributions will be made on behalf of Covered Participants who do not have an affirmative election in effect regarding Pre-Tax Contributions. The amount of Automatic Deferred Cash Contributions made for a Covered Participant each pay period is equal to 3% multiplied by the Covered Participant’s Compensation for that pay period.

(2)

A Covered Participant will have a reasonable opportunity after receipt of the notice required described in (4) below to make an affirmative election regarding Pre-Tax Contributions (either to have no Pre-Tax Contributions made or to have a different amount of Pre-Tax Contributions made) before Automatic Pre-Tax Contributions are made on the Covered Participant’s behalf. Automatic Pre-Tax Contributions being made on behalf of a Covered Participant will cease as soon as administratively feasible after the Covered Participant makes an affirmative election.

(3)

Automatic Pre-Tax Contributions will be reduced or stopped to meet the limitations under Sections 401(a)(17), 402(g) and 415 of the Code and to satisfy any suspension period required after a hardship distribution.

(4)

At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Covered Participant a comprehensive notice of the Participant’s rights and obligations under this Automatic Contribution Arrangement, written in a manner calculated to be understood by the average Covered Participant. If an eligible Employee becomes a Covered Participant after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice will be provided within a reasonable period of time and in accordance with Section 1.414(w)-1 of the Income Tax Regulations.

The notice must accurately describe:

	(i)	The amount of Automatic Pre-Tax Contributions that will be made on the Covered Participant’s behalf in the absence of an affirmative election;

	(ii)	The Covered Participant’s right to elect to have no Pre-Tax Contributions made on his or her behalf or to have a different amount of Pre-Tax Contributions made;

	(iii)	How Automatic Pre-Tax Contributions will be invested in the absence of the investment instructions; and

	(iv)	The Covered Participant’s right to make a withdrawal of Automatic Pre-Tax Contributions and the procedures for making such a withdrawal.

(5)

No later than 75 days after the recordkeeper first receives the Covered Participant’s Automatic Pre-Tax Contributions, the Covered Participant may request a distribution of his or her Automatic Pre-Tax Contributions. In no event shall the Covered Participant be allowed to request a distribution of his or her Automatic Pre-Tax Contributions later than 90 days after Automatic Pre-Tax Contributions are first withheld from a Covered Participant’s pay. No spousal consent is required for such a withdrawal. The amount to be distributed from the Plan upon the Covered Participant’s request is equal to the amount of Automatic Pre-Tax Contributions made through the earlier of (i) the pay date for the second payroll period that begins after the Covered Participant’s withdrawal request and (ii) the first pay date that occurs after 30 days after the Covered Participant’s request, adjusted to reflect any investment gains or losses attributable to those contributions through the date of distribution. Any fee charged to the Covered Participant for the withdrawal may not be greater than any other fee charged for a cash distribution. Unless the Covered Participant affirmatively elects otherwise, any withdrawal request will be treated as an affirmative election to stop having Automatic Pre-Tax Contributions made on the Covered Participant’s behalf as of the date specified above.

Automatic Pre-Tax Contributions distributed pursuant to this paragraph (5) are not counted towards the dollar limitation on Pre-Tax Contributions contained in Section 402(g) of the Code, nor for the Actual Deferral Percentage test. Matching Contributions that might otherwise be allocated to a Covered Participant’s account on behalf of Automatic

Pre-Tax Contributions will not be allocated to the extent the Covered Participant withdraws such Pre-Tax Contributions pursuant to this paragraph (5) and any Matching Contributions already made on account of Automatic Pre-Tax Contributions that are later withdrawn pursuant to this paragraph (5) will be forfeited.

	d.	Roth Contributions

		(1)	Effective January 1, 2010, a Participant may elect to irrevocably designate Pre-Tax Contributions (under Article III.1.a) as Roth Contributions.

(2)

The Plan will maintain a separate record of the amount of Roth Contributions in each Participant’s Roth Contribution Account. Contributions and withdrawals of Roth Contributions will be credited and debited to the Roth Contribution Account maintained for each Participant. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Contribution Account and the Participant’s other accounts under the Plan.

		(3)	No contributions other than Roth Contributions and properly attributable earnings will be credited to each Participant’s Roth Contribution Account.

(4)

Unless specifically stated otherwise, Roth Contributions will be treated as Pre-Tax Contributions for all purposes under the Plan, including in-service hardship withdrawals under Article VIII and loans under Article IX, but excluding the Automatic Contribution Arrangement under Article III.1. Roth Contributions will also be eligible for Employer Match Contributions under Article III.2, under the same conditions as Pre-Tax Contributions.

2.	Employer Match Contributions

Effective as of the end of each Calendar Month, for each dollar a Participant contributes on either an after-tax basis or a pre-tax basis, his Employer shall contribute $0.50 into the Participant’s Employer Match Contribution Account, subject to a maximum Employer Match Contribution of 3% of the Participant’s Compensation for that month. Employer Match Contributions shall first be made with respect to Participant contributions made on a pre-tax basis, then with respect to Participant contributions made on an after-tax basis.

No Employer Match Contributions shall be made with respect to Catch-Up Contributions made by a Participant in accordance with Article III.1.b

3.

Any amounts credited to any Account for a Participant that are forfeited by such Participant pursuant to any provision of the Plan shall not be returned to the Company but shall be used to reduce the obligations of the Company to make Employer Match Contributions under the Plan.

4.	Treatment of Excess Elective Deferral Amounts.

The Plan shall not incur any Excess Elective Deferrals. Notwithstanding any other provision of the Plan, Excess Elective Deferrals as adjusted for income or losses thereon shall be distributed to the Participants in accordance with this Article.

	a.	For purposes of this Article, the following definitions shall have the following meanings:

(1)

“Elective Deferrals” for a taxable year means the sum of all Employer contributions made on behalf of a Participant pursuant to an election to defer under any qualified CODA as described in section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in section 402(h)(1)(B) of the Code, any arrangement described in section 408(p)(2)(A)(i) of the Code, and any Employer contributions made on behalf of a Participant for the purchase of an annuity contract under section 403(b) of the Code pursuant to a salary reduction agreement.

(2)

“Excess Elective Deferrals” shall mean those Elective Deferrals that are includable in a Participant’s gross income under section 402(g) of the Code because they exceed the Dollar Limit. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless they are distributed by April 15 of the year following the calendar year in which they were made.

b.

A Participant may designate for correction under this Plan any Excess Elective Deferrals made during the taxable year of the Participant by filing a claim in writing with the Plan Administrator no later than March 1 following the year in which the Excess Elective Deferral was made. Said claim shall specify the Participant’s Excess Elective Deferral amount for the preceding calendar year, and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such Excess Elective Deferral amount, when added to amounts deferred under other plans or arrangements described in section 401(k), 408(k), 403(b), or 408(p) of the Code, shall exceed the Dollar Limit for the year in which the deferral occurred. A Participant shall be deemed to have given the notification described above if the Excess Elective Deferral results from Elective Deferrals to this Plan or other plans of the Employer or the Employer’s Controlled Group.

c.

A Participant who has designated, or is deemed to have designated, an Excess Elective Deferral amount for a taxable year for correction under this Plan, in accordance with Subsection II.4.b, shall receive a corrective distribution. A distribution shall be treated as a corrective only if:

			(1)	the Participant has designated an Excess Elective Deferral for distribution under this Plan, or is deemed to make such a designation, in accordance with Subsection III. 4.b above;

			(2)	the distribution is made after the date on which the Plan received the Excess Elective Deferral; and

(3) the Plan Administrator designates the distribution as a corrective distribution of an Excess Elective Deferral.

d.

The Excess Elective Deferral distributed to a Participant with respect to a calendar year shall be adjusted to reflect income or loss in the Participant’s Pre-Tax Account for the taxable year allocable thereto. The income or loss allocable to such Excess Elective Deferral Amount shall be determined in accordance with section 402(g) of the Code and the regulations thereunder.

e.

Excess Elective Deferral amounts, as adjusted for income and losses, shall be distributed to the Participant no later than April 15 of the year following the calendar year in which such Excess Elective Deferral was made.

5.	Actual Deferral Percentage Test.

The actual deferral percentage (ADP) for Participants who are Highly Compensated Employees shall not exceed the greater of a or b, as follows:

	a.	the ADP of Participants who are Non-Highly Compensated Employees times 1.25; or

	b.	the ADP of Participants who are Non-Highly Compensated Employees times 2.0, but not to exceed the ADP of Participants who are Non-Highly Compensated Employees by more than 2 percentage points.

6.	ADP Formula.

	a.	The ADP for a specified group of Participants for a Plan Year shall be the average of the Actual Deferral Ratios (ADR) calculated separately for each Participant in such group.

The Plan Administrator shall determine as soon as practicable after the end of the Plan Year whether the ADP for Highly Compensated Employees satisfies either of the tests contained in Article III.5. In the event neither test is satisfied, the Plan Administrator may elect any of the following:

(1) to recharacterize all or any portion of the Pre-Tax Contributions for Highly Compensated Employees as After-Tax Contributions as provided in Article III.8;

(2) to reduce the allowable Pre-Tax Contributions for Highly Compensated Employees as provided in Article III.9; or

(3)

to make an Additional Contribution (subject to the requirements of Article III.10) for all Non-Highly Compensated Employees eligible to make contributions under Article III.1.a, in a level dollar amount, within the time period required by any applicable law or regulation.

	b.	The Plan shall take into account the ADRs of all eligible Employees for purposes of the ADP test. For this purpose, an eligible Employee is any

Employee who is directly or indirectly eligible to make Pre-Tax Contributions under the Plan for all or a portion of a Plan Year, including an Employee who would be eligible but for his failure to make Pre-Tax Contributions and an Employee whose eligibility to make Pre-Tax Contributions has been suspended because of an election not to participate. In the case of an eligible Employee who makes no Pre-Tax Contributions, the ADR for such Employee that is to be included in determining the ADP is zero.

c.

A Pre-Tax Contribution shall be taken into account under the ADP test for a Plan Year only if it relates to Compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2½ months after the close of the Plan Year (but for the deferral election).

d.

A Pre-Tax Contribution shall be taken into account under the ADP test for a Plan Year only if it is contributed to the Trust before the last day of the twelve-month period immediately following the Plan Year to which the contribution relates and is allocated within the Plan Year to which the contribution relates. A Pre-Tax Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date.

	e.	The ADR and ADP shall be calculated to the nearest 0.01%.

7.	Calculation of Excess Contributions.

a.

The aggregate amount of all Pre-Tax Contributions for all Highly Compensated Employees in excess of that permitted under Article III.5 (hereinafter, “Excess Contributions”) shall be determined in the following manner. First, the ADR of the Highly Compensated Employee with the highest ADR is reduced to the extent necessary to satisfy the ADP test or cause such ADR to equal the ADR of the Highly Compensated Employee with the next highest ADR. This process is repeated until the ADP test is satisfied. The amount of Excess Contributions for a Highly Compensated Employee is the difference between the total of Pre-Tax and other contributions (if any) taken into account for the ADP test, and the product of the Employee’s ADR at the time the ADP test is satisfied, as determined above, multiplied by the Employee’s Compensation.

b.

The amount of Excess Contributions that are recharacterized under Article III.8, or distributed under Article III.9, with respect to an Employee for a Plan Year, shall be reduced by Excess Elective Deferrals previously distributed to the Employee for the Employee’s taxable year ending with or within the Plan Year, in accordance with section 402(g)(2) of the Code, and Excess Elective Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year.

8.	Recharacterization of Excess Contributions.

Excess Contributions may be recharacterized as After-Tax Contributions. Recharacterized amounts shall be reallocated to the Participant’s After-Tax Account, but shall continue to be fully vested and subject to distribution limitations that apply to Pre-Tax Accounts. In no event shall any amount be recharacterized for a Highly Compensated Employee to the extent such amount in combination with other contributions exceeds any other limit under the Plan. Recharacterization must occur no later than March 15 of the year following the Plan Year in which the original contributions were made. Such recharacterization of Excess Contributions shall be made, first, with respect to the Highly Compensated Employee with the highest dollar amount of Pre-Tax Contributions in an amount sufficient to cause such Highly Compensated Employee’s Pre-Tax Contributions to equal the dollar amount of Pre-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Pre-Tax Contributions. This process is repeated until the total Excess Contributions determined in Article III.7 are recharacterized.

9.	Distribution of Excess Contributions.

Excess Contributions may be distributed to Participants on whose behalf such Excess Contributions were made, in the manner set out in the following paragraph, no later than the last day of the Plan Year following the Plan Year for which they were made. Excess Contributions that are distributed shall be adjusted to reflect income (or loss) allocable thereon, determined using a reasonable method of computing the income (or loss) allocable to Excess Contributions, provided that the method does not violate section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income (or loss) to Participant Accounts.

Distributions of the total Excess Contributions determined in Article III.7 shall be made, first, to the Highly Compensated Employee with the highest dollar amount of Pre-Tax Contributions in an amount sufficient to cause such Highly Compensated Employee’s Pre-Tax Contributions to equal the dollar amount of Pre-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Pre-Tax Contributions. This process is then repeated until the total Excess Contributions determined in Article III.7 are distributed.

A Highly Compensated Employee may designate the extent to which the excess contribution is composed of Pre-Tax Contributions and Roth Contributions but only to the extent such types of contributions were made for the year. If the Highly Compensated Employee does not designate which type of contribution is to be distributed, the Plan will distribute Pre-Tax Contributions first.

10.	Additional and Employer Match Contributions.

Additional Contributions and Employer Match Contributions may be treated as Pre-Tax Contributions for purposes of the ADP test only if such contributions are nonforfeitable when made and subject to the same distribution restrictions that apply to amounts allocable to a Participant’s Pre-Tax Contribution Account. Additional Contributions and Employer Match Contributions which may be treated as Pre-Tax Contributions must satisfy these requirements without regard to whether they are actually taken into account as Pre-Tax Contributions for purposes of satisfying the ADP test.

Additional Contributions and/or Employer Match Contributions may be treated as Pre-Tax Contributions only if the conditions described in section 1.401(k)-2(a)(6) of the Treasury regulations are satisfied.

In combination, (a) the Additional and Employer Match Contributions for Non-Highly Compensated Employees made under this Article III.10, (b) the distribution of Excess Contributions for Highly Compensated Employees in accordance with Article III.9, and/or (c) the recharacterized contributions under Article III.8, shall be such that at least one of the tests contained in Article III.5 is satisfied, or the distribution requirements in Article III.9 are satisfied.

11.	Forfeiture of Employer Match Contributions.

Any Employer Match Contributions made on account of an Excess Contribution or an Excess Elective Deferral shall be forfeited and shall be used to reduce the amount of Employer Match Contributions required to be made by the Employer for the year of forfeiture.

12.	Actual Contribution Percentage Test.

The actual contribution percentage (ACP) for Participants who are Highly Compensated Employees shall not exceed the greater of a or b as follows:

	a.	the ACP of Participants who are Non-Highly Compensated Employees times 1.25; or

	b.	the ACP of Participants who are Non-Highly Compensated Employees times 2.0, but not to exceed the ACP of Participants who are Non-Highly Compensated Employees by more than 2 percentage points.

13.	ACP Formula.

	a.	The ACP for a specified group of Participants for a Plan Year shall be the average of the Actual Contribution Ratios (ACR) calculated separately for each Participant in such group.

The Plan Administrator shall determine as soon as practicable after the end of the Plan Year whether the ACP for Highly Compensated Employees satisfies either of the tests contained in Article III.12. In the event neither test is satisfied, the Plan Administrator may elect either of the following:

(1) to reduce the allowable Employer Match Contribution and/or After-Tax Contributions for Highly Compensated Employees as provided in Article III.14; or

(2)

to make an Additional Contribution for all Non-Highly Compensated Employees eligible to make contributions under Article III.1.a in a level dollar amount, within the time period required by any applicable law or regulation.

b.

The Plan shall take into account the ACRs of all eligible Employees for purposes of the ACP test. For this purpose, an eligible Employee is any Employee who is directly or indirectly eligible to receive an allocation of Employer Match Contributions, including an Employee who would be eligible but for his failure to make After-Tax and/or Pre-Tax Contributions and an Employee whose right to receive Employer Match Contributions has been suspended because of an election not to participate. In the case of an eligible Employee who receives no Employer Match Contributions, the ACR that is to be included in determining the ACP is zero.

c.

An Employer Match Contribution shall be taken into account under the ACP test for a Plan Year only if it is made on account of the eligible Employee’s After-Tax and/or Pre-Tax Contributions for the Plan Year, contributed to the Trust before the last day of the twelve-month period immediately following the Plan Year to which the contributions relate and is allocated within the Plan Year to which the contributions relate. Employer Match Contributions which are used to meet the requirements of section 401(k)(3)(A) of the Code are not taken into account.

	d.	The ACR and ACP shall be calculated to the nearest 0.0 I%.

14.	Calculation of Excess Aggregate Contributions.

a.

The aggregate amount of contributions for all Highly Compensated Employees in excess of that permitted under Article III.12 (hereinafter, “Excess Aggregate Contributions”) shall be determined in the following manner. First, the ACR of the Highly Compensated Employee with the highest ACR is reduced (first, as to After-Tax Contributions, if any, then as to Employer Match Contributions) to the extent necessary to satisfy the ACP test or cause such ACR to equal the ACR of the Highly Compensated Employee with the next highest ACR. This process is repeated until the ACP test is satisfied. The amount of Excess Aggregate Contribution for a Highly Compensated Employee is the difference between the total of Employer Match Contributions and other contributions taken into account for the ACP test, and the product of the Employee’s ACR at the time the ACP test is satisfied, as determined above, multiplied by the Employee’s Compensation.

b.

The amount of Excess Aggregate Contributions for a Plan Year shall be determined only after first determining the Excess Contributions that are treated as Employee After-Tax Contributions (if any) due to recharacterization of such contributions made to this Plan, or to another plan aggregated with this Plan under Article III.18, for the Plan Year.

15.	Distribution of Excess Aggregate Contributions.

Excess Aggregate Contributions shall be distributed, in a manner that satisfies the requirements described in section 1.401(a)(4)-4 of the Treasury regulations (so that after correction each level of matching contributions will be currently and effectively available to a group of employees that satisfies section 410(b) of the Code), to Participants on whose behalf such Excess Aggregate Contributions were made, in the manner set out in the following paragraph, to the extent vested, no later than the last day of the Plan Year following the Plan Year for which they were made. Non-vested

Excess Aggregate Contributions shall be applied as provided in Article III.17. Excess Aggregate Contributions shall be adjusted to reflect income (or loss) allocable thereon, determined using a reasonable method of computing the income (or loss) allocable to Excess Aggregate Contributions, provided that the method does not violate section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income (or loss) to Participant Accounts.

Distributions of the total Excess Aggregate Contributions determined in Article III.14 shall be made, first, to the Highly Compensated Employee with the highest dollar amount of Employer Match Contributions and After-Tax Contributions in an amount sufficient to cause such Highly Compensated Employee’s Employer Match Contributions and After-Tax Contributions to equal the dollar amount of Employer Match Contributions and After-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Employer Match Contributions and After-Tax Contributions. This process is then repeated until the total Excess Aggregate Contributions determined in Article III.14 are distributed.

16.	Additional Contributions.

Additional Contributions may be treated as Employer Match Contributions only if the conditions described in section 1.401(m)-2(a)(6) of the Treasury regulations are satisfied.

In combination, (a) the amount of Additional Contributions for Non-Highly Compensated Employees made under this Article III.16. and/or (b) the distribution of Excess Aggregate Contributions to Highly Compensated Employees under Article III.15 shall be such that at least one of the tests contained in Article III.12 is satisfied, or the distribution requirements in Article III.15 are satisfied.

17.	Forfeitures.

Amounts forfeited by Highly Compensated Employees due to the distribution of Excess Aggregate Contributions shall be treated as an Annual Addition under the Plan and shall be applied to reduce future Employer Match Contributions required to be made by the Employer. No forfeiture arising under this Article shall be allocated to the account of any Highly Compensated Employee.

18.	Special Rules.

a.

The ADR and ACR for an Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Pre-Tax Contributions, or to have Employer Match Contributions allocated to his Accounts, or to make After-Tax Contributions, under 2 or more plans that are maintained by an Employer or the Employer’s Controlled Group shall be determined as if all such contributions were made under a single plan.

b.

In the event that this Plan satisfies the requirements of sections 410(b) and 401(a)(4) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of sections 410(b) and 401(a)(4) of the Code only if aggregated with this Plan, then the contribution percentages and deferral percentages of Participants shall be determined as if all such plans were a single plan.

	c.	The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

d.

If any Highly Compensated Employee is a Participant of another qualified plan of the Employer or any other company in the Controlled group, including an employee stock ownership plan described in Section 4975(e)(7) of the Code but excluding any other qualified plan which must be mandatorily disaggregated under Section 410(b) of the Code, under which deferred cash contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes after-tax contributions, the Committee shall implement rules, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions for the Highly Compensated Employee made for the applicable Plan Year under all such plans in applying the limitations of ADR and ACR. If any other such qualified plan has a plan year other than the Plan Year, the contributions to be taken into account in applying the limitations of the ADR and ACR will be those made within the Plan Year.

19.	Adjustments to Contribution Limits.

Notwithstanding any other Plan provision, the Plan Administrator may limit the Pre-Tax Contribution percentage for Employees who have reached the Dollar Limit, or the Pre-Tax and/or After-Tax Contribution percentage(s) for all or a class of Highly Compensated Employees, as it determines is necessary or desirable to assure that the Plan satisfies the requirements of this Article III. To the extent no other Plan requirement is violated, that portion of any elected Pre-Tax Contribution percentage which is limited under this Article III.19, shall instead be treated as an election to make After-Tax Contributions.

20.	Adjustments to Contributions.

A Participant may increase or decrease his rate of After-Tax and/or Pre-Tax Contributions at any time by making a new election with the Plan Administrator in accordance with reasonable procedures established by the Plan Administrator. A Participant may suspend After-Tax and/or Pre-Tax Contributions at any time by providing notice to the Plan Administrator in accordance with reasonable procedures established by the Plan Administrator. A Participant may recommence After-Tax and/or Pre-Tax Contributions to the Plan at any time by making a new election with the Plan Administrator. All elections of adjustments to contributions shall be effective as soon as practicable after the election is filed with the Plan Administrator.

21.	Permitted Employer Refunds.

Employer contributions hereunder shall be refunded to the Employer under the limited circumstances listed below:

	a.	Any contribution made by the Employer due to a mistake of fact shall be refunded to the Employer within one year of such contribution.

b.

Employer contributions are expressly conditioned on deductibility under section 404 of the Code. Any contribution that is disallowed as a deduction shall be refunded to the Employer within one year of such disallowance.

c.

Contributions under the Plan are conditioned upon the initial qualification of the Plan under section 401(a) of the Code, and any contributions shall be refunded to the Employer within one year of a determination by the Internal Revenue Service that the Plan is not qualified.

d.

Refunds of contributions due to a disallowance of deduction, a mistake of fact, or a determination by the Internal Revenue Service that the Plan is not qualified shall not include earnings attributable to the amount being refunded due to disallowance, mistake, or determination that the Plan is not qualified, but losses thereto shall reduce the amount to be refunded.

22.	For the purposes of Treatment of Distribution of Excess Contributions in Paragraph 9 and Distribution of Excess Aggregate Contribution is Paragraph 15, income and loss will be determined as follows:

Income on excess contributions and excess aggregate contributions shall be determined (a) by multiplying allocable gain or loss on the Pre-tax Account and/or the Employer Match Contribution Account, as the case may be, (excluding Catch-Up Contributions and income attributable to Catch-Up Contributions) for the Plan Year by a fraction, the numerator of which is the excess deferrals, excess contributions or excess aggregate contributions, as the case may be, for the Plan Year and the denominator of which is the Pre-tax Account and/or the Employer Match Contribution Account balance at the end of the Plan Year, disregarding any income or loss occurring during the Plan Year, and (b) by adding to the amount determined under clause (a) 10 percent of the amount determined under clause (a) multiplied by the number of whole calendar months between the end of the Plan Year and the date of the distribution, counting the month of distribution if the distribution occurs after the 15th day of the month. Income on excess aggregate contributions shall be determined in a similar manner by substituting the sum of the allocable gain or loss on the Employer Account and Member Account for the Pre-Tax Account and Roth Account, and the excess aggregate contributions for the excess deferrals and excess contributions in the preceding sentence.

ARTICLE IV - INVESTMENT OPTIONS AND TRANSFERS TO AND FROM THE TRUST

1.

All amounts in the Participants’ Accounts shall be invested in one or more of the Investment Funds, which shall be designated by the Administrative Committee. Investment Funds may include (but are not limited to) the Fixed Income Fund, the Self-Managed Account and Mutual Funds as designated by the Administrative Committee. No contributions may be allocated directly to the Self-Managed Account.

The Administrative Committee, in its discretion, may change or terminate the existing Investment Funds or establish additional Investment Funds at any time. However, any Investment Fund that is not an investment company registered under the Investment Company Act of 1940 shall be managed by an Investment Manager appointed by the Administrative Committee. The selection of Investment Fund choices and the administration of Plan investments are intended to comply with the requirements of section 404(c) of ERISA and the regulations thereunder. To the extent the requirements of section 404(c) of ERISA are satisfied, neither the Administrative Committee, the Plan Administrator, the Trustee, nor any other Plan fiduciary, shall be responsible for any losses resulting from a Participant’s individual selection of Investment Fund choices.

2.	All funds of the Plan shall be invested by the Trustee in accordance with the provisions of the Plan and Trust Agreement.

3.

A Participant shall elect an investment mix in accordance with procedures established by the Plan Administrator. Subject to the limitation in Article IV.1 regarding investments in the Self-Managed Account, contributions may be invested in any combination of the investment options available under the Plan in increments of 1%. The Participant may change his election at any time by notifying the Plan Administrator, in accordance with reasonable procedures established by the Plan Administrator, to be effective with the first payroll disbursed after receipt and completion of processing by the Plan Administrator of such direction.

For a Participant who is a WGSC Plan Transferee, as defined in Article III.1.a (or an individual who would have been identified as an “Employee” under Section 3.15(a) of the Asset Purchase Agreement dated October 25, 2002 between WGSC and CWEMC relating to the purchase of certain assets related to WGSC’s Electro-Mechanical Division, except that he had previously retired or terminated from employment), the Participant’s most recent investment election, if any, under the WGSGS Plan shall remain in effect under this Plan for purposes of allocating contributions hereunder until changed by the Participant; provided, however, that any amount designated to be allocated to an Investment Fund that is not offered under this Plan shall instead be allocated to the most similar Investment Fund offered under the Plan, as determined by the Plan Administrator.

4.

A Participant other than a Terminated Participant who has received a Rollover Distribution from a qualified defined contribution plan or defined benefit plan, or a distribution from an individual retirement account, or a distribution from an annuity contract described in section 403(b) of the Code, or a distribution from an eligible plan under section 457B(b) of the Code that is maintained by an employer described in section 457(e)(1)(A) of the Code, may elect, in accordance with reasonable procedures established by the Plan Administrator, to rollover not more than the cash value of the distribution, less any amount attributable to the Participant’s after-tax contributions, to his Rollover Account within 60 days of receipt of such distribution.

In addition, a Participant other than a Terminated Participant may authorize the Trustee of the Curtiss-Wright Electro-Mechanical Division Pension Plan to transfer the entire balance to the credit of the Participant in such plan directly to his Pension Rollover Account under this Plan if such transfer satisfies the requirements of section 1.411(d)-4, Q&A-3(b) of the Treasury regulations.

The Participant may elect to invest any amount rolled over or transferred to this Plan in any of the investment options available under the Plan in increments of 1%.

Notwithstanding any provision of this section IV to the contrary and subject to the terms of Article IX, in the event an individual who becomes an Employee of an Employer (as defined in Article I.26 of the Plan) on or after January 1, 2007 and who immediately prior to that date was employed by a business entity acquired by the Company or one of its affiliates (an “Acquired Employee’), and has no more than two loans outstanding under the former 401(k) Plan, the Plan shall accept a direct loan rollover of such outstanding loan notes, provided the loans are not in default as of the date of transfer. Further, in accordance with the rules set forth by the Committee, such individual may not receive a new loan or increase the outstanding loan(s) under the terms of the Plan until such individual’s rolled over loans have been repaid in full or otherwise distributed to the individual. Under the terms of the Plan, Participants may have a maximum of two outstanding loans. Subject to the provisions of Article IX, an acquired participant who rolls over one loan to the Plan, may receive a second loan from the Plan. An acquired participant who rolls over two loans to the Plan will not be able to receive another loan from the Plan until at least one of the outstanding rolled over loans is repaid in full. Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.

In addition, effective January 1, 2010, a Participant other than a Terminated Participant may elect, in accordance with reasonable procedures established by the Plan Administrator, to directly rollover to his Roth Contribution Account a direct rollover from another Roth Contribution Account under an applicable retirement plan described in section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of section 402(c) of the Code.

5.	Any Participant who ceases to be an Employee shall continue to have the authority to direct the investment of his Accounts in accordance with the provisions of Article IV.6.

6.

Contributions made by or on behalf of a Participant shall be invested in the Investment Fund or Funds selected by the Participant until the effective date of a new designation which has been properly provided to the Plan Administrator in accordance with reasonable procedures established by the Plan Administrator. A designation provided by a Participant changing his investment options shall apply to investment of future deposits and/or to amounts already accumulated in his Accounts.

A Participant may change his investment options for new contributions and/or change his investment selection with regard to amounts already accumulated in his Accounts at any time by providing notice to the Plan Administrator in accordance with reasonable procedures established by the Plan Administrator.

Any changes in a Participant’s investment mix made under this Article IV.6 for new contributions and any changes in a Participant’s investments made under this Article IV.6 for amounts already accumulated in his Accounts will take effect as soon as administratively practicable after the transaction has been accepted by the Plan Administrator. Such change shall be subject to any actions taken by the Mutual Fund sponsors based upon liquidity needs.

7.

In the event an Employer should sell or acquire shares of stock or other assets or properties of any other company which has a defined contribution plan, qualified under Section 401(a) of the Code, in effect at the time of such sale or acquisition, the Administrative Committee may, in such manner and to such extent as it deems advisable, accept a trust to trust transfer of assets from the defined contribution plan of such company for any employees who will become, or will remain as a Participant in the Plan, provided that the trust from which such assets are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or the Trust or create adverse tax consequences for the Employer.

8.

If any amounts are directly or indirectly transferred to this Plan in a trust-to-trust transfer from a plan that is described in clause (i) or (ii) of Section 401(a)(11)(B) of the Code or to which clause (III) of Section 401(a)(11)(B)(iii) of the Code applies, such amounts and any earnings thereon shall be subject to the requirements of Section 401(a)(11)(A) and Section 417 of the Code.

ARTICLE V - VALUATION OF INVESTMENTS AND CREDITS TO ACCOUNTS

1.	The value of each Participant’s Accounts as of each Valuation Date shall be determined after reflecting any transfers, withdrawals, or contributions as of such date.

2.

The interests of a Participant in all Investment Funds except the Self-Managed Account shall be represented by Units that shall be valued and credited to each Participant’s Accounts as follows: the value of a Unit of the Investment Funds within each Account of the Participant shall be determined as of each Valuation Date by dividing the total number of Units within each such fund immediately prior to the Valuation Date into the value of all the assets then held by the Trustee with respect to such Fund.

For investments in all Investment Funds except the Self-Managed Account, the appropriate Accounts of each Participant as of each Valuation Date shall be credited with that number of Units (calculated to the fourth decimal place) determined by dividing (a) contributions made and amounts transferred into each of the funds by or on behalf of such Participant by (b) the value of a Unit of such fund as of the Valuation Date.

3.

For investments in all Investment Funds except the Self-Managed Account and any Mutual Funds, the appropriate Accounts of each Participant as of each Valuation Date shall be credited with that number of Units (calculated to the fourth decimal place) determined by dividing (a) contributions made and amounts transferred into each of the funds by or on behalf of such Participant by (b) the value of a Unit of such fund as of the Valuation Date.

4.

For investments in the Self-Managed Account, the appropriate Accounts of each Participant as of each Valuation Date shall be credited with that amount that equals the current cash value of the Self-Managed Account.

5.	Each Participant shall be furnished with a statement of his Accounts under the Plan, as required by section 404(c) of ERISA and the regulations thereunder, and any other applicable provision of ERISA.

ARTICLE VI - VESTING OF ACCOUNTS

1.

A Participant shall at all times be one hundred percent (100%) vested in, and have a nonforfeitable right to, his After-Tax, Pre-Tax, Catch-Up Contribution, Rollover, Pension Rollover, and Additional Contribution Accounts.

2.

Notwithstanding any other provision of the Plan to the contrary, a Participant who is a WGSC Plan Transferee, as defined in Article III.1.a shall remain one 100% vested in, and have a nonforfeitable right to, all amounts transferred from the WGSGSP to his Accounts under the Plan.

3.	a.	Subject to Article VI.2 above and Subsection VI.3.b, a Participant will become vested in amounts credited to his Employer Matching Contribution Account in accordance with the following schedule:

Years of Eligibility Service	Vested Percentage

Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

b.

Notwithstanding Subsections VI.3.a, the Employer Match Contribution Account shall become 100% vested upon the earliest of the retirement, death (including death while performing qualified military service, pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008) or attainment of age 65 of a Participant who is earning Eligibility Service at such time.

4.	a.

Subject to the requirements of Subsection VI.4(c), if a Participant terminates employment prior to becoming fully vested in his Employer Match Contribution Account, the unvested portion of such Account will be forfeited. If the Terminated Participant is subsequently re-employed by an Employer, an Affiliated Entity, before he incurs a period of break in service of 5 years, the dollar value of the forfeited amount shall be restored to his Employer Match Contribution Account without adjustment for gains or losses since the date of forfeiture. If the amount of the Vested Portion of a Participant’s Employer Account at the time of his termination of employment is zero and the Participant had not at any time made Deferred Cash Contributions to the Plan, the Participant shall be deemed to have received a distribution of such zero vested benefit.

b.

For purposes of Subsection VI.4.a and c, the term “break in service” means an event affecting forfeitures. A period of break in service shall be deemed to commence as of the Participant’s severance date and to end on the first date thereafter that he is again employed by the Employer or an Affiliated Entity, provided, however, that if he is reemployed by the Employer or an Affiliated Entity within one year after a severance date, no break in service shall be deemed to have commenced; and provided, further, however, that if an employee is absent from work immediately following his active employment, irrespective of whether the employee’s employment is terminated, because of the employee’s pregnancy, the birth of the employee’s child, the placement of a child with the employee in connection with the adoption of that child by the employee, or for purposes of caring for that child for a period beginning immediately following that birth or placement, a break in service shall be deemed to have commenced only if the Participant does not return to work within two years of his severance date. A period of approved leave of absence or a period of uniformed service duty which is included in the Participant’s Eligibility Service shall not be deemed a period of break in service. For the purpose of determining whether a period of break in service has commenced, a Participant’s severance date, shall be, with respect to employment with the Employer and all Affiliated Entities, the earlier of (i) the date he quits, retires, is discharged, or dies or (ii) the last day of an authorized leave of absence, or if later, the first anniversary of the date on which he is first absent from service, with or without pay, for any reason such as vacation, sickness, disability, layoff, or leave of absence.

c.

If a Participant has received a complete distribution of the vested portion of his Employer Matching Contribution Account upon his termination of employment, upon his subsequent reemployment by the Company before he has incurred a period of break in service of 5 years, he will have the non-vested portion of his Employer Matching Contribution Account, which was forfeited at the time of his termination and distribution, reinstated as soon as administratively feasible following his repayment to the Plan of the amount distributed from the Plan. The Participant will have five years from his rehire date to repay his distribution to the Plan and have his forfeited amount reinstated to his account.

5.

Any forfeited amounts that are restored pursuant to Article VI.4 shall be invested in accordance with the investment election in effect at the time of restoration. In the event the Participant does not have a current investment election in effect, the restored amount will be invested in the Fixed Income Fund.

ARTICLE VII - DISTRIBUTION OF ACCOUNTS UPON TERMINATION,
RETIREMENT, OR DEATH

1.	In the event a Participant becomes a Terminated Participant, the following shall apply:

	a.	If the total value of vested Accounts is $1,000 or less, a total distribution shall be made automatically to a Terminated Participant. Distributions of all Investment Funds shall be made in cash.

b.

If the total value of vested Accounts exceeds $1,000, the Terminated Participant may elect a total distribution in cash or may elect to leave his vested Accounts in the Plan. If he elects to leave his vested Accounts in the Plan, all of his Accounts shall continue to be invested as they were immediately prior to his becoming a Terminated Participant, unless he elects to transfer such investments to any other available investment option in the Plan. Amounts that remain in the Plan must be withdrawn in one lump sum only on or prior to the April 1 following the calendar year in which the Terminated Participant attains age 70-1/2; no partial distributions shall be permitted. Participants will be entitled to receive an amount equivalent to the value of the vested Accounts on the first Valuation Date after the distribution has been approved by the Plan Administrator. If no direction is provided by the Participant prior to the April 1 following the calendar year following the Participant’s attainment of age 70-1/2, distribution of all vested Accounts shall automatically be made in cash by said April 1.

2.	In the event a Participant becomes a Retired Participant, the following shall apply:

a.

The Retired Participant may elect an immediate distribution of all of his Accounts in cash. If he elects an immediate distribution, his Accounts shall be distributed to him as soon as practicable after his retirement.

	b.	The Retired Participant may elect to have his Accounts distributed in accordance with one of the following options:

(1)

He may elect to receive monthly or annual installments, the amount of which is determined by the Retired Participant at retirement. Installments will begin as soon as practicable after the request is received from the Retired Participant and approved by the Plan Administrator. Each subsequent annual installment will be processed as soon as practicable on the annual anniversary of the first payment. Monthly installments shall be processed as of the last Valuation Date in each month.

All payments under this option will be made in cash.

A Retired Participant who elects to receive monthly or annual installments pursuant to this Article VII.2.b(1) may cancel or change such election at any time. He may also elect a partial distribution as described in Article VII.2.b(2).

Notwithstanding the above, payments under this option must be at least equivalent to the amount required under section 401(a)(9) of the Code and regulations issued thereunder as described in Article VII.5.

(2)

He may elect to defer receipt of his Accounts until such time as he instructs the Plan Administrator that he wishes to receive his Accounts in whole or in part. In no event, however, may he defer receipt of his first payment beyond April 1 following the calendar year in which he attains age 70-1/2, and such first payment and all subsequent payments must be at least equal to the amounts required under section 401(a)(9) of the Code and regulations issued thereunder as described in Article VII.5. A Retired Participant may request a distribution at any time. The distribution may be either (a) prorated across all Investment Funds in which the Retired Participant is invested or (b) directed against specific funds based upon the Participant’s request.

3.

A Participant who becomes a Totally Disabled Participant shall be treated for the purpose of this Article VI as though he were retired on the date he is declared a Totally Disabled Participant, and he shall be entitled to the same options set forth above in Article VII.2.

4.	In the event of the death of a Participant who is not a Terminated Participant, the following shall apply:

	a.	If the total value of Accounts is $1,000 or less, a total distribution shall be made in cash, automatically, to the designated Beneficiary.

	b.	If the total value of Accounts exceeds $1,000 and the designated Beneficiary is not the Surviving Spouse, a total distribution shall be made in cash, automatically, to the designated Beneficiary.

c.

If the total value of Accounts exceeds $1,000 and the designated Beneficiary is the Surviving Spouse of a Retired of Totally Disabled Participant, the Surviving Spouse may elect a total distribution or may elect to leave his Accounts in the Plan. If the Surviving Spouse elects to leave his Accounts in the Plan he shall be treated as a Retired Participant and the investment and payment options which are available to Retired Participants shall be available to the Surviving Spouse.

d.

If the total value of Accounts exceeds $1,000 and the designated Beneficiary is the Surviving Spouse of an active or Terminated Participant, the Surviving Spouse may elect a total distribution or may elect to leave his Accounts in the Plan. If the Surviving Spouse elects to leave his Accounts in the Plan he shall be treated as a Terminated Participant and the investment and payment options which are available to Terminated Participants shall be available to the Surviving Spouse.

5.

In no event shall a Participant (or Beneficiary, if applicable) receive less than the minimum annual payment as required by section 401(a)(9) of the Code and regulations thereunder, including Treasury regulation section 1.401(a)(9)-2. The provisions of this

Article VII.5 override any distribution options in the Plan which are inconsistent with section 401(a)(9) of the Code.

The first minimum payment for a Participant who is required to receive a distribution in accordance with section 401(a)(9) of the Code shall be determined by dividing (i) the total value of the Participant’s Accounts at the beginning of the year in which he is required to take a distribution pursuant to the requirements of section 401(a)(9) of the Code by the life expectancy factor set forth in Treasury regulations for the life of that Participant (or, if applicable, the joint life expectancy factor set forth in Treasury regulations for the lives of the Participant and his designated Beneficiary).

The first minimum payment must be made by April I of the year following the later of the year during which the Participant (a) attains age 70½, or (b) retires; provided, however, that the first minimum payment must be made by April I following the year in which the Participant attains age 70½ if the Participant is a 5%-owner of the Company. The second minimum payment uses the total value of the Participant’s Accounts at the end of the year during which the preceding sentence first applies (reduced by the first payment if such payment is not made during the year in which the preceding sentence first applies) and the original life expectancy factor decreased by 1 year. This second minimum payment is due by the end of the year following the year during which he attains age 70½ or retires (age 70½ if the Participant is a 5%-owner of the Company). All subsequent minimum payments are required to be made by the end of each year using the total value of the Participant’s Accounts at the end of the previous year and the previous life expectancy factor decreased by 1 year.

If the Participant dies before the time when distributions are considered to have commenced in accordance with section 401(a)(9) of the Code, distributions will satisfy section 401(a)(9) of the Code as follows: (1) any remaining portion of the Participant’s Accounts that is not payable to a Beneficiary will be distributed within five years after the Participant’s death; and (ii) any portion of the Participant’s interest that is payable to a Beneficiary will be distributed either (a) if the Beneficiary elects, within five years after the Participant’s death, or (b) over the life of the Beneficiary or over a period certain not extending beyond the life expectancy of the Beneficiary, commencing no later than the end of the calendar year following the calendar year in which the Participant died (or, if the Beneficiary is the Participant’s surviving spouse, commencing not later than the end of the calendar year in which the Participant would have attained age 70½). If the Participant dies after the time when distributions are considered to have commenced in accordance with section 401(a)(9) of the Code, any remaining portion of the Participant’s Accounts will be distributed at least as rapidly as under the distribution method being used under section 401(a)(9)(A)(ii) of the Code, as of the Participant’s death.

6.

Unless the Alternate Payee is an Employee or a Retired Participant, any amounts segregated under this Plan for the benefit of the Alternate Payee pursuant to a QDRO shall be distributed to the Alternate Payee as soon as practicable following the qualification of the QDRO by the Plan Administrator.

7.

Each Participant shall keep the Plan Administrator informed of his current address and the current address of his Beneficiary(ies). Neither the Plan Administrator, the Company, the Administrative Committee nor the Trustee shall be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Plan Administrator and after diligent efforts to ascertain the whereabouts of the Participant or Beneficiary(ies) prove unsuccessful, the total value of the Participant’s Accounts shall be deemed a forfeiture and shall be used to reduce the amount of Employer Match Contributions required to be made by the Employer to the Plan for the Plan Year next following the year in which the forfeiture occurs; provided, however, that in the event that the Participant or a Beneficiary makes a claim for any amount that has been forfeited, the Accounts which have been forfeited shall be reinstated without adjustment for gains or losses.

8.

Subject to the minimum distribution rules set forth in Article VII.5, unless otherwise elected by a Participant, distribution of Plan benefits will begin not later than 60 days after the close of the Plan Year in which the latest of the following occurs:

	a.	the Participant attains age 65;

	b.	the 10th anniversary of the date the Participant commenced participation in the Plan; or

	c.	the date the Participant terminates service with an Employer.

in the event a Participant fails to file an election form under Article VII.1 or 2 to commence payments of his Accounts, he shall be deemed to have elected to defer payment to the latest commencement date permitted under Article VII.1 or 2, as applicable.

9.	Rollovers Out of the Plan.

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Article, a “Distributee” (as defined in Article VII.10) may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an “Eligible Rollover Distribution” (as defined in Article VII.11) paid directly to an “Eligible Retirement Plan” (as defined in Article VII.12) specified by the Distributee in a “Direct Rollover” (as defined in Article VII.13).

10.	Distributee.

Distributee means an employee or former employee. In addition, solely for purposes of Section 11 below, the employee’s or former employee’s surviving spouse, the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code are distributees with regard to the interest of the spouse or former spouse, or a non-spouse beneficiary.

11.	Eligible Rollover Distribution.

An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of 10 years or more; (ii)

any distribution to the extent such distribution is required under section 401(a)(9) of the Code; (ii) a hardship distribution as described in Article VIII.2; and (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Notwithstanding clause (iii) of the foregoing sentence, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income, provided, however, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

12.	Eligible Retirement Plan.

An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, a Roth individual retirement account described in section 408A of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution, an annuity contract described in section 403(b) of the Code, and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan.

Notwithstanding the above, a direct rollover of a distribution from a Roth Contribution Account will only be made to another Roth Contribution Account under an applicable retirement plan described in section 402A(e)(1) of the Code or to a Roth IRA described in section 408A of the Code, and only to the extent the rollover is permitted under the rules of section 402(c) of the Code

13.	Direct Rollover.

A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

14.

A Terminated Participant or a Retired Participant may authorize the Trustee of this Plan to transfer the total value of such Participant’s Accounts from the Trust of this Plan to the trust of any other qualified plan which permits such transfers, if such transfer satisfies the requirements of section 1.411(d)-4, Q&A-3(b) of the Treasury regulations. Any transfer shall be in a form acceptable to the plan to which such distribution is being transferred, subject to the terms of this Plan.

15.	Subject to Article VII.5, Article VII.6, and Article VII.8, a Participant who is earning Eligibility Service shall not be eligible to receive a distribution under the Plan.

ARTICLE VIII - IN-SERVICE WITHDRAWALS

1.	A Participant shall be permitted to make a withdrawal for any reason from his Pension Rollover Account, his Rollover Account and/or his After-Tax Account.

2.	A Non-Vested Participant shall be permitted to make a withdrawal from his Pre-Tax Account or his Catch-Up Contribution Account only in the case of a hardship.

A Vested Participant shall be permitted to make a withdrawal for any reason from his Pre-Tax Account upon the attainment of age 59½. A Vested Participant shall be permitted to make a withdrawal from his Pre-Tax Account or his Catch-Up Contribution Account before attaining age 59½ only in the case of hardship.

A Vested or Non-Vested Participant shall be permitted to make a withdrawal from his Roth Contribution Account only in the case of hardship. For purposes of this Article VIII.2, Roth Contributions shall be treated as Pre-Tax Contributions.

For purposes of this Article VIII.2, a Participant who is vested in his Employer Match Contribution Account pursuant to Article VI.2 only shall be treated as a Non-Vested Participant. A Retired Participant who has been rehired as an Employee and has Accounts remaining in the Plan shall be permitted to make a withdrawal from that portion of his Pre-Tax Account and his Catch-Up Contribution Account attributable to amounts in those Accounts as of his date of rehire.

Hardship withdrawals from the Pre-Tax Account or Catch-Up are limited to the amount contributed by the Participant to the Pre-Tax Account or Catch-Up Contribution, or the value of such Account, whichever is less. The following situations are considered to constitute a hardship for purposes of this Plan:

a.

expenses for (or necessary to obtain) medical care that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5 percent of adjusted gross income);

	b.	costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

c.

payment of tuition and related educational fees, and room and board expenses, for the next 12 months of post-secondary education of the Participant, his spouse, children or dependents (as defined in Section 152 of the Code and determined without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code);

	d.	payment of amounts necessary to prevent eviction of the Participant from his principal residence or to avoid foreclosure on the mortgage of his principal residence;

e.

payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code and without regard to Section 152(d)(i)(B) of the Code);

f.

expenses for the repair of damages to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

g.

the inability of the Participant to meet such other expenses, debts, or other obligations recognized by the Internal Revenue Service as giving rise to immediate and heavy financial need for purposes of Section 401(k) of the Code.

3.	Each time a Participant applies for a hardship withdrawal, he must submit documentation to substantiate the withdrawal as required by the Plan Administrator.

A hardship withdrawal shall not be permitted from the Pre-Tax Account and/or the Catch-Up Contribution Account, if the Participant has other resources available to meet the financial need. In order to qualify for a hardship withdrawal from his Pre-Tax Account, a Participant must withdraw the total amount available for withdrawal absent hardship from his After-Tax Account and Employer Match Contribution Account and submit a statement that acknowledges that his situation cannot be relieved by any of the following:

	a.	the proceeds from an insurance policy;

	b.	the reasonable liquidation of the Participant’s assets;

	c.	the discontinuance of the Participant’s contributions under the Plan; or

	d.	a loan from his Pre-Tax Account, a distribution or loan from any other plan, or a commercial loan.

If a loan is available from this Plan in the amount that would satisfy the hardship request, a Pre-Tax Account hardship withdrawal will not be permitted.

A hardship withdrawal from a Participant’s Pre-Tax Account or Catch-Up Contributions Account may not be made unless the Participant is suspended from making After-tax Contributions to the Plan and he is suspended from having Pre-Tax Contributions, Catch-up Contributions and Employer Match Contributions made on his behalf to the Plan (and he is suspended from making employee contributions and elective contributions to all other qualified and nonqualified plans of deferred compensation inclusive of stock option, stock purchase, and similar plans maintained by an Employer or an Affiliated Entity, excluding mandatory employee contributions to a defined benefit plan or health or welfare benefit plans, and, further, is prohibited from exercising any option granted to him under any of the Company’s stock option plans) for the 6 month period beginning on the effective date of the withdrawal pursuant to Article VIII.2.

4.	A Vested Participant shall be permitted to make a withdrawal for any reason from his Employer Match Contribution Account.

A Non-Vested Participant shall be permitted to make a withdrawal from the vested portion of his Employer Match Contribution Account upon the attainment of age 59-1/2.

For purposes of this Article VIII.4 a Participant who is vested in his Employer Match Contribution Account pursuant to Article VI.2 only shall be treated as a Non-Vested Participant.

5.

To the extent permitted in Articles VIII.1, VIII.2, VIII.3, and VIII.4 in-service withdrawals will be permitted at any time; provided, however, that no in-service withdrawals of amounts held in the Self-Managed Account are permitted.

A request for an in-service withdrawal must be made to the Plan Administrator. All withdrawals, with the exception of hardship withdrawals, may be either (a) prorated across all Investment Funds in which the Participant is invested or (b) directed against specific Investment Funds based upon the Participant’s request. Distributions of all Investment Funds shall be made in cash.

All non-hardship withdrawals will be derived from the available Accounts of each Participant based upon the following hierarchy:

	a.	After-Tax Account and Pension Rollover Account;

	b.	Rollover Account;

	c.	Vested portion of Employer Match Contribution Account;

	d.	Pre-Tax Account.

Hardship withdrawals will be derived from the Account from which the hardship is being taken and will be prorated across all Investment Funds in which the Participant is invested in that Account.

6.	(a).	A Participant who is on active military duty for more than 30 days may request a distribution of all or a portion of his or her Pre-Tax Account or his Catch-Up Contribution Account.

(b)

A Participant who takes such a distribution shall be prohibited from making Pre-Tax, Catch-Up and After-Tax Contributions to the Plan and all other plans of the Employer and Affiliated Employers under the terms of such plans or by means of an otherwise legally enforceable agreement for at least 6 months after receipt of the distribution.

(c)

Any distribution made under this Section shall be subject to the additional tax on early distributions under Section 72(t) of the Code, unless the distribution is a “qualified reservist distribution” as that term is defined under the Heroes Earnings Assistance and Relief Tax Act of 2008.

ARTICLE IX - LOANS

1.

A Participant, other than a Terminated Participant, a Retired Participant, a Totally Disabled Participant or a Surviving Spouse, may request a loan from his Accounts in the Plan in accordance with the following:

a.

Loans must be requested in multiples of $100 with a minimum amount of $1,000. The maximum loan amount is limited by law to be 50% of the vested balance in his Accounts, with an overall maximum of $50,000 reduced by the highest outstanding loan balance during the preceding 12 months. If a Participant requests a loan that exceeds the maximum allowable loan, the loan will be issued for the maximum amount available.

b.

The Plan Administrator shall determine whether the application for a loan is to be approved. All applications for loans shall be evaluated in a uniform and nondiscriminatory manner. A Participant who takes a loan from the Plan shall be subject to, and will be required to comply with the specific terms and conditions of any loans made under the Plan, as established by the Plan Administrator.

c.

To the extent permitted in this Article IX, a Participant will be permitted to have up to 2 outstanding loans at any given time. Loans may be either (i) prorated across all Investment Funds in which the Participant is invested or (ii) directed against specific Investment Funds based upon the Participant’s request; provided, however, that no loan may be taken from amounts held in the Self-Managed Account. All loans will be derived from the available Accounts of each Participant based upon the following hierarchy:

(i)	Pre-Tax Account;
(ii)	After-Tax Account and Pension Rollover Account;
(iii)	Rollover Account;
(iv)	Vested portion of Employer Match Contribution Account

d.

Loans shall be made to the Participant in cash and shall be derived from the Participant’s Investment Funds based upon the value as of the first Valuation Date after the loan has been approved by the Plan Administrator.

e.	Loan repayments shall be made by payroll deductions. The Participant may elect repayment periods of 6 to 60 months in increments of 6 months.

At any time prior to the due date of the final loan payment, the Participant may elect to partially repay the loan or make repayment in full.

During the repayment period, loan repayments shall be allocated to the Accounts of Participants of a pro rata basis. Repayments shall be invested in the investment options in effect for current contributions at the time the repayments are made. In the event the Participant does not have a current election in effect for either his Pre-Tax Contributions or his After-Tax Contributions, the current election in effect for his Employer Match Contribution

Account shall be used; provided, however, that no amount of a loan repayment shall be allocated to the Self-Managed Account. If a current election does not exist for his Employer Match Contribution Account, then the repayments shall be invested in the Fixed Income Fund.

Repayments to an Investment Fund shall purchase Units based upon the value of each Unit on the Valuation Date in which the Accounts of Participants are credited.

f.

For each Plan Year, the interest rate to be charged for the term of the loans initiated in the Plan Year shall be the prime interest rate from the Wall Street Journal as of the first business day of the Plan Year in which the loan is processed plus one percent 1%.

g.	(1)

A Participant shall be required to continue to meet his loan repayment obligation for any period during which he is not receiving pay due to disability, layoff, furlough or leave of absence. In such event, the Participant shall be required to make his scheduled loan repayments by check or money order.

Notwithstanding the foregoing, a Participant on an unpaid leave of absence may elect to not make repayments for a period that does not extend beyond 12 months after the commencement of such leave of absence. Such election shall be made in writing and filed with the Plan Administrator within 30 days after the commencement of the Participant’s leave. At the end of such period, the Participant’s loan repayment installments shall recommence, and such installments must be at least equal to the installments required under the original terms of the loan. In any event, the Participant must repay the entire loan by the end of the 60-month period beginning when the loan was made.

(2)

A Participant who (i) becomes a Retired Participant or a Totally Disabled Participant, or (ii) transfers employment from an Employer to an Affiliated Employer, an Excluded Unit (a “Transferred Employee”), may elect to continue to make repayments by check or money order while employed by such entity.

A Terminated Participant or a Surviving Spouse may repay the total outstanding loan balance in a single payment within 60 days of his termination or death. If a Terminated Participant (other than a Transferred Employee) or Surviving Spouse does not repay the loan within 60 days after termination or death, the outstanding loan balance will be treated as a distribution.

(3)

Notwithstanding Subsections IX.1.g. (1) and (2) above, if a Participant takes a leave of absence to enter the uniformed services of the United States, loan repayments shall be suspended during the period of leave. Upon the Participant’s reemployment from the uniformed services, the period of repayment shall be extended by the number of months of the period of service in the uniformed services or, if greater, the number of months that would remain if the original loan term were five years plus the number of months in the period of absence; provided, however, if the Participant incurs a termination of employment and requests a distribution pursuant to Article VII, the loan shall be canceled, and the outstanding loan balance shall be distributed pursuant to Article VII. If a Participant enters the uniformed services of the United States, the interest rate applicable to the unpaid loan balance during the period of leave shall be reduced to 6%, in accordance with the Soldiers’ and Sailors’ Civil Relief Act of 1940. Upon a Participant’s reemployment from the leave of absence, the Participant shall resume payments either in the same amount as before the leave with the full balance due upon the expiration of the repayment period or by reamortizing the loan in substantially level installments over the remaining term of the loan.”

h.

Any loans made, renewed, renegotiated, modified, or extended after the Effective Date shall be subject to the provisions of this Article IX. All loans previously made under the Westinghouse Government Services Group Savings Plan, or a transferor plan with respect to that plan, shall be subject to the rules in effect under such plan at the time the loan was made.

ARTICLE X - DESIGNATION OF BENEFICIARY

1.

Each Participant shall file with the Plan Administrator a written designation of Beneficiary which shall be effective when received by the Plan Administrator. A Beneficiary designation may be changed by the Participant at any time upon written notice to the Plan Administrator, subject to the rules below for married Participants.

2.

The Beneficiary of a married Participant must be the Participant’s spouse unless the Participant’s spouse has given written consent to the designation of some other person or persons as a Beneficiary. Such consent must be witnessed by a notary public. Notwithstanding the foregoing, if a Participant establishes to the satisfaction of the Plan Administrator that a written consent cannot be obtained because the spouse cannot be located, or because of such other circumstances as may be permitted by law, spousal consent shall not be required. Any consent (or establishment that consent is not required) necessary under this provision will be valid only with respect to such spouse, but may not be revoked by such spouse. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the Participant’s retirement date. The number of revocations by a Participant shall not be limited. Any new waiver or change of Beneficiary will require a new spousal consent.

3.

An unmarried Participant may designate any person or persons as a Beneficiary without restriction. However, an unmarried Participant who later marries must at that time obtain spousal consent (as described in Article X.2) in order for the Participant’s existing Beneficiary designation to remain valid. If a divorced Participant later remarries, the Participant must obtain the consent of the Participant’s new spouse to the Beneficiary designation, even if the Participant obtained the consent of the Participant’s former spouse to the Beneficiary designation.

4.

In the absence of spousal consent to the designation of some other person or persons as a Beneficiary, the Participant’s interest in the Plan shall be distributed to the Surviving Spouse at the time of such Participant’s death in accordance with the provisions of Article VII.4 or VII.5. Notwithstanding the fact that a Participant has obtained spousal consent to the designation of some other person or persons as a Beneficiary, if the validly designated Beneficiary is not living at the time of such Participant’s death, or if such designation is not effective for any reason, then the death benefit shall be payable to the deceased Participant’s Spouse. If there is no Surviving Spouse, distribution shall be made to the legal representative of the Participant.

5.	No Beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the Participant’s Accounts in the Plan or in the assets of the Trust.

ARTICLE XI - VOTING OF STOCK

1.

Each Participant who has an investment in the Self-Managed Account will be furnished any proxy material relating to such Self-Managed Account, together with a form on which may be set forth the Participant’s voting of investments under the Participant’s Self-Managed Account.

2.	With respect to investments in Mutual Funds, the Administrative Committee shall vote such investments in accordance with the best interests of the Participants and Beneficiaries.

ARTICLE XII - TERMINATION OR SUSPENSION OF THE PLAN

1.

The Company, acting by written resolution of the Board (or a duly authorized delegate of the Board), may at any time, and from time to time amend, in whole or in part, any and all of the provisions of the Plan, suspend the Plan or terminate the Plan. The Administrative Committee (or a duly authorized delegate) may also adopt certain Plan amendments in accordance with Article XIV.2. Notwithstanding the above, no amendment, suspension or termination shall adversely affect any rights of a Participant to amounts credited to his Accounts prior to the date of amendment, suspension or termination. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s Employer Match Contribution Account will not be less than the percentage computed under the Plan without regard to such amendment.

2.

In the event of the termination or partial termination of the Plan or upon complete discontinuation of contributions to the Plan, there shall automatically vest in each Participant affected by such termination or partial termination all rights to the entire amount credited to his Employer Match Contribution Account, and all amounts then credited to all Accounts for each Participant affected by such termination or partial termination shall be distributed to him in accordance with ERISA and the Code.

Upon termination of the Plan, Pre-Tax Contributions, with earnings thereon, shall only be distributed to Participants if (i) neither the Employer nor any other company in the Controlled Group establishes or maintains a successor defined contribution plan and (ii) payment is made to the Participants in the form of a lump sum distribution (as defined in Section 402(e)(4)(D) of the Code, without regard to subclauses (I) through (IV) of clause (i) thereof). For purposes of this paragraph, a “successor defined contribution plan” is a defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) or 409(a) of the Code (“ESOP”), a simplified employee pension as defined in Section 408(k) of the Code (“SEP”), a SIMPLE IRA plan as defined in Section 408(p) of the Code, a plan or contract that satisfies the requirements of Section 403(b) of the Code, or a plan that is described in Section 457(b) or (f)) which exists at the time the Plan is terminated or within the 12-month period beginning on the date all assets are distributed that accepts salary deferrals. However, in no event shall a defined contribution plan be deemed a successor plan if fewer than 2 percent of the employees who are eligible to participate in the Plan at the time of its termination are or were eligible to participate under another defined contribution plan of the Employer or any other company in the Controlled Group (other than a plan excluded under the prior sentence) at any time during the period beginning 12 months before and ending 12 months after the date of the Plan’s termination.

3.

If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the nonforfeitable percentage of Participants’ Employer Match Contribution Accounts, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least 3 years of Eligibility Service may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed without regard to such amendment or change.

ARTICLE XIII - TRUSTEE

1.	The Administrative Committee shall appoint one or more individuals or corporations to act as Trustee under the Plan and may at any time remove any Trustee and appoint a successor Trustee.

2.

The Administrative Committee and the Trustee shall enter into a trust agreement providing for the Trust. The Administrative Committee may also from time to time enter into such further agreements with the Trustee or other parties, make such amendments to such trust agreement or further agreements, and take such other steps and execute such other instruments as it, in its sole discretion, may deem necessary or desirable to carry the Plan into effect or to facilitate its administration.

ARTICLE XIV - ADMINISTRATION

1.	Company.

The Company is the sponsor and “named fiduciary” of the Plan within the meaning of section 402(a)(2) of ERISA. The Company has all powers and responsibilities not otherwise assigned to the Trustee or the Investment Manager(s).

2.	Administrative Committee.

The Administrative Committee (or its delegate) may act on the Company’s behalf as the sponsor and “named fiduciary” of the Plan with respect to Plan administrative matters. Acting on behalf of the Company, and subject to the terms of the Plan, the Trust Agreement and applicable resolutions of the Board, the Administrative Committee (or its delegate) has full and absolute discretion and authority to control and manage the operation and administration of the Plan, and to interpret and apply the terms of the Plan and the Trust Agreement. This full and absolute discretion and authority includes, but is not limited to, the power to:

	a.	interpret, construe, and apply the provisions of the Plan and Trust Agreement, and any construction adopted by the Administrative Committee in good faith shall be final and binding;

b.

adopt Plan amendments that (1) are required by ERISA or other applicable law or regulation governing qualification of employee benefit plans, or are necessary for Plan administration, and which do not materially increase costs to the Plan or the Company or materially change Participants’ benefits under the Plan, (2) implement special rules in Article XV.6 for acquisitions, sales, and other dispositions, or (3) clarify ambiguous or unclear Plan provisions; provided that such amendments will be made in writing and will be made according to procedures established by the Administrative Committee. Effective as of January 3, 2008, amendments to the Plan that reflect acquisitions due to mergers shall be adopted by the Committee. All such amendments shall be submitted to the Board of Directors at their meeting following the adoption of such amendments;

	c.	review appeals from the denial of benefits;

	d.	change or terminate the existing Investment Fund options offered under the Plan or establish additional Investment Fund options;

	e.	appoint and dismiss Investment Managers (as described by section 3(38) of ERISA) and the Trustee;

	f.	provide guidelines and directions to, and monitor the performance of, Investment Managers and the Trustee; and

	g.	manage the cost and financial aspects of the Plan.

The Administrative Committee may employ, appoint, and dismiss advisors and advisory committees as the Administrative Committee deems necessary to carry out the provisions of the Plan and the Trust Agreement, including attorneys, accountants, actuaries, clerks, or other agents, and may delegate any of its authority and duties to such persons.

3.	Plan Administrator.

The Company shall be the Plan Administrator, unless the Company, in its discretion, shall designate a different Plan Administrator. The Plan Administrator is responsible for, and has authority to:

	a.	adopt reasonable and uniform rules and procedures as necessary or appropriate for Plan administration and the processing of claims for benefits;

b.

make all initial determinations regarding claims for benefits, including authority to interpret and apply any applicable Plan provisions to the facts involved in each benefits claim, and provide notice described in Article XIV.8 to any claimant whose claim is denied;

	c.	direct the Trustee regarding: (1) payment of benefits to Participants; and (2) payment of the reasonable and necessary expenses of the Plan from Plan assets;

	d.	obtain fidelity bonds and fiduciary insurance coverage, in accordance with applicable provisions of ERISA; and

e.

comply with and monitor the Plan’s continued compliance with all governmental laws and regulations relating to recordkeeping and reporting of Participants’ benefits, other notifications to Participants, registration with the Internal Revenue Service, and reports to the Department of Labor.

4.	Trustee.

The Trustee has exclusive responsibility for control and management of Plan assets, in accordance with the Trust Agreement. The Trustee is responsible for, and has authority to:

	a.	invest, manage, and control Plan assets, subject to the direction of the Administrative Committee and Investment Manager(s) appointed by the Administrative Committee;

	b.	maintain records and accounts of all contributions, receipts, investments, distributions, expenses, disbursements, and all other transactions; and

c.

prepare records, reports, statements, tax returns, and forms required to be furnished to Participants or filed with the Secretary of Labor or Treasury, as required by the Trust Agreement, or the directions of the Administrative Committee.

5.	Allocation of Fiduciary Authority.

The Company, the Administrative Committee, the Trustee and the Investment Manager(s), and any other person having fiduciary responsibility, as described in section 3(21) of ERISA, with respect to the Plan (collectively, the “Plan Fiduciaries”) each have individual responsibility for the prudent execution of their responsibilities assigned under this Plan, and are not responsible for acts or failures by another Fiduciary, unless the Plan provides for shared fiduciary responsibility. Plan Fiduciaries are obligated to discharge their duties with respect to the Plan solely and exclusively in the interest of Plan Participants and their Beneficiaries, and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

Whenever the Plan or Trust Agreement requires one Fiduciary to provide information or direct the activities of another Fiduciary, the two may not be deemed to have shared fiduciary responsibility -- rather, the Fiduciary giving directions or providing information is solely responsible for prudently directing or informing the other, and the Fiduciary receiving the direction or information is entitled to rely on that direction or information as proper under the Plan, the Trust Agreement, and applicable law.

Any individual may serve in more than one capacity, e.g. the same individual may serve on the Administrative Committee and as an agent of the Company or the Plan Administrator.

No person or entity shall function or be deemed to function as a fiduciary in connection with actions affecting the design of the Plan, including, without limitation, amendments, designations of participating Employers and Excluded Units, and adoption of rules relating to acquisitions, sales and other dispositions under Article IV.7.

6.	Indemnification.

a.

To the extent permitted by applicable law, the Board, the Administrative Committee, the Plan Administrator, and any employee, officer, or director of the Employer, an Affiliated Entity, to whom duties and responsibilities have been allocated or delegated under this Plan and Trust (“Covered Persons”), shall be indemnified and saved harmless by the Plan and Trust from and against any and all claims of liability arising in connection with the exercise of the Covered Person’s duties and responsibilities with respect to the Plan and Trust by reason of any act or omission, including all expenses reasonably incurred in the defense of such act or omission, unless:

(1)

it will be established by final judgment of a court of competent jurisdiction that such act or omission, including all expenses reasonably incurred in the defense of such act or omission, involved a violation of the duties imposed by Part 4 of Subtitle B of Title I of ERISA on the part of such Covered Person, or

(2)

in the event of settlement or other disposition of such claim involving the Plan and Trust, it is determined by written opinion of independent counsel that such act or omission involved a violation of the duties imposed by Part 4 of Subtitle B of Title I of ERISA on the part of such Covered Person.

b.

To the extent permitted by applicable law, the Trust will pay expenses (including reasonable attorneys’ fees and disbursements), judgments, fines, and amounts paid in settlement incurred by the Covered Person in connection with any of the proceedings described above, provided that:

(1)

the Covered Person will repay such advanced expenses to the Trust, plus reasonable interest, if it is established by a final judgment of a court of competent jurisdiction, or by written opinion of independent counsel under the circumstances described above, that the Covered Person violated duties under Part 4 of Subtitle B of Title I of ERISA; and

		(2)	the Covered Person will make appropriate arrangements for repayment of advanced expenses.

Notwithstanding the foregoing, no such advanced expenses will be made in connection with any claim against a Covered Person that is made by the Plan, provided that upon final disposition of such claim, the expenses (including reasonable attorneys’ fees and disbursements), judgments, fines, and amounts paid in settlement incurred by the Covered Person will be reimbursed by the Plan to the extent provided above.

7.	Claims for Benefits.

Each person (including any Employee, former Employee, Surviving Spouse, or other Plan Beneficiary) must file a written claim with the Plan Administrator for any benefit to which that person believes he is entitled under this Plan, in accordance with reasonable procedures established by the Plan Administrator.

Generally, the Plan Administrator is required to decide each claim within 90 days of the date on which the claim is filed. If special circumstances require a longer period for adjudication, the Plan Administrator must notify the claimant in writing of the reasons for an extension of time, and the date by which the Plan Administrator will decide the claim, before the 90 day period expires. Extensions beyond 90 days after the expiration of the initial 90 day period are not permitted. If the Administrator does not notify the claimant of its decision to grant or deny a claim within the time specified by this section, the claim will be deemed to have been denied and the appeal procedure described in Article XIV.9 below will become available to the claimant.

8.	Notice of Denial.

If the Plan Administrator denies a claim for benefits under the Plan, the claimant will receive a written notice that explains:

	a.	the specific reason for the denial, including specific reference to pertinent Plan provisions on which the denial is based;

b.

any additional information or material necessary to perfect a claim, with an explanation of why such material is necessary, if any information would be helpful or appropriate to further consideration of the claim; and

	c.	the steps to be taken if the claimant wishes to appeal, including the time available for appeal.

9.	Appeal of Denied Claims for Benefits.

Claimants must submit a written request appealing the denial of a claim within 60 days after receipt of notice described by Article XIV.8. Claimants may review all pertinent documents, and submit issues and comments in writing. The Administrative Committee (or its delegate) will provide a full and fair review of all appeals from denial of a claim for benefits, and its decision will be final and binding.

The decision of the Administrative Committee (or its delegate) ordinarily will be given within 60 days after receipt of a written request for appeal, unless special circumstances require an extension (such as for a hearing). If an extension of time for appeal is necessary, the claimant will receive written notice of the extension before the 60 day period expires. The decision may not be delayed beyond 120 days after receipt of the written request for appeal. Notice of the decision on appeal will be provided in writing, and will explain the basis for the decision, including reference to applicable provisions of the Plan, in a manner calculated to be understood by the person who appealed the denial of a claim.

10.	Exhaustion of Remedies.

No legal action for benefits under the Plan may be brought unless and until the following steps have occurred:

	a.	the claimant has submitted a written application for benefits in accordance with Article XIV.7;

	b.	the claimant has been notified that the claim has been denied, as provided by Article XIV.8;

	c.	the claimant has filed a written request appealing the denial in accordance with Article XIV.9; and

d.

the claimant has been notified in writing that the Administrative Committee (or its delegate) have denied the claimant’s appeal, or the Administrative Committee has failed to act on the appeal within the time prescribed by Article XIV.9.

11.	Spendthrift Provision.

No Plan benefit will be subject in any manner to anticipation, pledge, encumbrance, alienation, levy, or assignment, nor to seizure, attachment, or other legal process for the debts of any Employee, former Employee, or other Plan Beneficiary, except (a) pursuant to a Qualified Domestic Relations Order under section 414(p) of the Code or a domestic relations order entered before January 1, 1985, that the Plan Administrator treats as a Qualified Domestic Relations Order, or (b) as otherwise allowed under section 401(a)(I3) of the Code.

12.	Payment in Event of Incapacity.

If the Plan Administrator determines that a person entitled to receive any Plan benefit is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan Administrator may direct that payments be made to such person’s legal representative, or to a relative or other individual for such person’s benefit, or to otherwise apply the payment for the benefit of such person, subject to such conditions as the Plan Administrator deems appropriate. Any payment of a benefit in accordance with the provisions of this Section will be a complete discharge of any liability by the Plan to make such payment.

13.	Expenses of the Plan.

Reasonable expenses of the Plan, including indemnification under Article XIV.6, may be paid from Plan assets, unless paid by an Employer. Each Employer is entitled to reimbursement of direct expenses properly and actually incurred in providing services to the Plan, in accordance with applicable provisions of ERISA.

14.	Governing Law.

The Plan will be construed, interpreted, and enforced according to the laws of Pennsylvania, to the extent such laws are not inconsistent with and preempted by ERISA.

15.	Military Service.

(a)

Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified uniformed service duty will be provided in accordance with Section 414(u) of the Code. Without regard to any limitations on contributions set forth in Article III, a Participant who is reemployed and is credited with Vesting Service because of a period of service in the uniformed services of the United States may elect to contribute to the Plan the Pre-Tax Contributions (including Catch-Up Contributions) and/or After-Tax Contributions that could have been contributed to the Plan in accordance with the provisions of the Plan had he remained continuously employed by the Employer throughout such period of absence (“make-up contributions”). For purposes of determining the amount of make-up contributions a Participant may make, his Compensation for the period of absence shall be deemed to be the rate of Compensation he would have received had he remained employed as an Employee for that period or, if such rate is not reasonably certain, on the basis of the Participant’s rate of compensation during the 12-month period immediately preceding such period of absence (or if shorter, the period of employment immediately preceding such period). Any Pre-Tax Contributions, Catch-Up Contributions, and/or After-Tax Contributions so determined shall be limited as provided in Article III with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made. The make-up contributions may be made over a period not to exceed three times the period of military leave or five years, if less, but in no event later than the Participant’s termination of employment (unless he is subsequently rehired). The make-up period shall start on the later of: (i)the Participant’s date of reemployment, or (ii) the date the Employer notifies the Employee of his rights under this Section. Earnings (or losses) on make-up contributions shall be credited commencing with the date the make-up contribution is made.

(b)

With respect to a Participant who makes the election described in paragraph (a) above, the Employer shall make Matching Contributions, on the make-up contributions in the amount described in the provisions of Sections III.2, as in effect for the Plan Year to which such make-up contributions relate. Employer Matching Contributions under this paragraph shall be made to the Plan at the same time as Matching Contributions are required to be made for Pre-Tax made during the same period as the make-up contributions are actually made. Earnings (or losses) on Matching Contributions shall be credited commencing with the date the contributions are made in accordance with the provisions of Article IV. Any limitations on Matching Contributions described in Section III shall be applied with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year or Years in which payment is made.

(c)

All contributions under this Section other than make-up Catch-Up Contributions made pursuant to this Section and Section III.2 are considered “annual additions,” as defined in Section 415(c)(2) of the Code, and shall be limited with respect to the Plan Year or Years to which such contributions relate rather than the Plan Year in which payment is made.

ARTICLE XV- GENERAL PROVISIONS

1.

The act of establishing the Plan, any provision hereof or any action taken hereunder shall not be construed as giving any Participant the right to be retained as an Employee of an Employer, and the right of an Employer to terminate the employment of any Employee is specifically reserved.

2.

An Employer may require compliance with or satisfaction of any legal requirement which may be deemed by it necessary as a condition for participation in the Plan or for distribution of interests or benefits hereunder.

3

By participating in the Plan or accepting any benefits hereunder, a Participant and any person claiming under or through him shall thereby be conclusively deemed to have accepted and consented to the application to him of the provisions of the Plan as interpreted by the Administrative Committee, as set forth in Article XIV.

4.

In the case of any merger or consolidation with, or transfer of assets or liabilities to any other plan, each Participant in this Plan shall (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer, which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).

5.

Any provisions in this Plan to the contrary notwithstanding, in the event an Employee transfers directly to any other corporation or affiliate thereof in connection with the transfer to such other corporation maintained or operated under contract by an Employer, or who may be transferred by any such other corporation or affiliate thereof to another affiliate thereof subsequent to his transfer from an Employer, the Administrative Committee may, for legitimate business reasons including a reciprocal service agreement, treat service with any such other corporations as service with an Employer for purposes of vesting and for determining eligibility for any account balance to the date of such transfer or any other benefits under this Plan which are dependent on a service-eligibility requirement.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officer, to be effective as of the first day of January, 2010.

CURTISS-WRIGHT CORPORATION

By

APPENDIX A - SECTION 415 LIMITATIONS

In the event the provisions contained in this Appendix A are inconsistent with the terms contained in the remainder of the Plan, the provisions of this Appendix A shall take precedence.

A.	Overall Limits on Contributions.

Contributions made on behalf of any Participant during any Plan Year shall be subject to the following:

1.

Except to the extent permitted under section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a participant’s account under the plan for any limitation year shall not exceed the lesser of:

		(i)	$40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

(ii)

100% of the participant’s compensation, within the meaning of Appendix A.A.4, for the Limitation Year. The compensation limit referred to in this paragraph (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(d)(2) of the Code) which is otherwise treated as an Annual Addition.

2.

Contributions made on behalf of a Participant during a payroll period which begins in one Plan Year but ends in the next succeeding Plan Year shall be deemed an Annual Addition for the next succeeding Plan Year.

3.

The limitations of this Appendix A shall be applied to this Plan before they are applied to any other defined contribution plan of the Employer or Employer’s Controlled Group, except that if Employee contributions to a defined benefit plan maintained by the Employer or Employer’s Controlled Group are, pursuant to section 1.415(c)-1(a)(2)(B) of the Treasury regulations, considered a separate defined contribution plan that is subject to the limitations on contributions and other additions described in section 1.415(c)-1 of the Treasury regulations, any required return of excess amounts shall be made last from such plan. This Appendix A shall be satisfied prior to satisfying the ADP test. Effective January 1, 2008, the treatment of Employee contributions shall be controlled by the final 415 Treasury regulations.

4.

For purposes of this Appendix A, “compensation” means the wages, salaries, and other amounts paid in respect of an employee for services actually rendered to an Employer or an Affiliated Entity, including by way of example, overtime, bonuses, and commissions, but excluding deferred compensation, stock options, and other distributions which receive special tax benefits under the Code. “Compensation” shall include amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Sections 125, 132(f), 402(g)(3), 414(v) or 457(b) of the Code. “Compensation” for a Plan Year shall be limited to $200,000, as adjusted in accordance with section 401(a)(17)(B) of the Code. Effective January 1, 2008, “compensation” shall also include amounts required to be recognized under the provisions of Section 1.415(c)-2(e) of the Treasury regulations.

B.	Distributions Of Excessive Annual Additions

1.

To the extent that the annual additions to a Member’s Accounts exceed the limitation set forth in paragraph (a), corrections shall be made in a manner consistent with the provisions of the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2008-50 or any subsequent guidance.

APPENDIX B - TOP HEAVY PROVISIONS

A.	Top-Heavy Preemption.

During any Plan Year in which this Plan is Top-Heavy, as defined in Appendix B.C below, the Plan shall be governed in accordance with this Appendix, which shall control over other provisions.

B.	Definitions.

The following definitions apply to the terms used in this Appendix B:

(i) “applicable determination date” means the last day of [the later of the first Plan Year or] the preceding Plan Year;

(ii)

“top-heavy ratio” means the ratio of (A) the value of the aggregate of the Accounts under the Plan for key employees to (B) the value of the aggregate of the Accounts under the Plan for all key employees and non-key employees;

(iii)

“key employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the applicable determination date was an officer of an Employer or an Affiliated Entity having Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code), a 5% owner (as defined in Section 416(i)(1)(B)(i) of the Code) of an Employer or an Affiliated Employer, or a 1% owner (as defined in Section 416(i)(1)(B)(ii) of the Code) of an Employer or an Affiliated Employer having Compensation greater than $150,000. The determination of who is a key employee shall be made in accordance with Section 416(i) of the Code and the applicable regulations and other guidance of general applicability issued thereunder;

(iv) “non-key employee” means any Employee who is not a key employee;

(v) “applicable Valuation Date” means the Valuation Date coincident with or immediately preceding the last day of the first Plan Year or the preceding Plan Year, whichever is applicable;

(vi)

“required aggregation group” means any other qualified plan(s) of the Employer or an Affiliated Entity (including plans that terminated within the five-year period ending on the applicable determination date) in which there are members who are key employees or which enable(s) the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; and

(vii)

“permissive aggregation group” means each plan in the required aggregation group and any other qualified plan(s) of the Employer or an Affiliated Entity in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

C.	Top-Heavy Determination.

For purposes of this Section, the Plan shall be “top-heavy” with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60 percent. The top-heavy ratio shall be determined as of the applicable Valuation Date in accordance with Sections 416(g)(3) and (4) of the Code and Article 5 of this Plan. The determination of whether the Plan is top-heavy is subject to the following:

(i)

the Accounts under the Plan will be combined with the account balances or the present value of accrued benefits under each other plan in the required aggregation group and, in the Employer’s discretion, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group;

(ii)

the Accounts for an employee as of the applicable determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period (5-year period in the case of a distribution made for a reason other than separation from service, death, or disability) ending on the applicable determination date;

(iii)

distributions under any plan that terminated within the 5-year period ending on the applicable determination date shall be taken into account if such plan contained key employees and, therefore, would have been part of the required aggregation group; and

(iv)

if an individual has not performed services for the Employer or an Affiliated Entity at any time during the one-year period ending on the applicable determination date, such individual’s accounts and the present value of his accrued benefits shall not be taken into account.

D.	Special Benefit Provisions for Top-Heavy Plan Years.

For each Plan Year with respect to which the Plan is top-heavy, an additional Employer contribution shall be allocated on behalf of each Participant (and each Employee eligible to become a Participant) who is a non-key employee, and who has not separated from service as of the last day of the Plan Year, to the extent that the contributions made on his behalf under Article III.2 and Article III.10 for the Plan Year would otherwise be less than 3% of his compensation. However, if the greatest percentage of compensation contributed on behalf of a key employee under Article III.2 would be less than 3%, that lesser percentage shall be substituted for “3%” in the preceding sentence. Notwithstanding the foregoing provisions of this subparagraph, no minimum contribution shall be made under this Plan with respect to a Participant (or an Employee eligible to become a Participant) if the required minimum benefit under section 416(c)(1) of the Code is provided to him by any other qualified pension plan of the Employer or an Affiliated Employer. For purposes of this Appendix B.D, “compensation” shall have the meaning specified in Appendix A.A.4. Any Employer contribution allocated in accordance with this Appendix B.D shall be allocated to a Participant’s Top-Heavy Contribution Account and shall be subject to the provisions of Section VI.3.a. There are no special rules in effect as of the Effective Date of the Plan.